As filed with the Securities and Exchange Commission on

September 25, 2003

Registration No. ___________

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COATES MOTORCYCLE COMPANY, LTD.

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(Exact name of Small Business Issuer as specified in charter)

Delaware 3751 56-2333469

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(State or other jurisdiction (Primary SIC No.) (I.R.S. Employer of incorporation or organization) Identification No.)

2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719

732-449-7717

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(Address and telephone number of principal executive offices and principal place of business)

Mr. George J. Coates, Chief Executive Officer

2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719

732-449-7717

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Joseph J. Tomasek, Esq.

75-77 North Bridge Street

Somerville, New Jersey 08876 (908)429-0030

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $.001 Par Value	2,000,000	$10.00	$20,000,000	$1,618.00

(1) Calculated in accordance with Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

CROSS REFERENCE SHEET

UNDER ITEM 501 (C) OF REGULATION S-B

ITEM AND NUMBER LOCATION IN PROSPECTUS

1. Front of Registration Statement Front of Registration Statement

and Outside Front Cover of Prospectus and Outside Front Cover of

Prospectus

2. Inside Front and Outside Back Inside Front and Outside Back

Cover Pages of Prospectus Cover Pages of Prospectus

3. Summary Information and Risk Factors Prospectus Summary and Risk

Factors

4. Use of Proceeds Use of Proceeds

5. Determination of Offering Price Determination of Offering Price

6. Dilution Dilution

7. Plan of Distribution Plan of Distribution

8. Legal Proceedings Legal Proceedings

9. Directors, Executive Officers, Promoters Management

and Control Persons

10. Security Ownership of Certain Principal Stockholders

Beneficial Owners and Management

11. Description of Securities Description of Securities

12. Interest of Named Experts and Counsel Experts; Counsel

13. Disclosure of Commission Position Indemnification of Directors

on Indemnification For Securities Act and Officers

Liabilities

14. Organization Within Last Five Years Certain Relationships and Related

Transactions

15. Description of Business Business of the Company

16. Management's Discussion and Analysis Plan of Operations

or Plan of Operation

17. Description of Property Description of Property

18. Certain Relationships and Related Certain Relationships and Related

Transactions Transactions

Transactions.

19. Market for Common Equity and Related Market for Common Equity and

Stockholder Matters Related Stockholder Matters

20. Executive Compensation Management - Executive

Compensation

21. Financial Statements Financial Statements

22. Changes in and Disagreements With Not applicable

Accountants on Accounting and

Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2003

PROSPECTUS

Coates Motorcycle Company, Ltd.

2,000,000 Shares of Common Stock

$10 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 2,000,000 shares of our common stock on a "direct public offering" basis at a price of $10 per share. Our shares will be offered for sale by our President, Gregory G. Coates. We intend to apply to list our common shares for trading on the American Stock Exchange or on the over-the-counter Bulletin Board.

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Prospective investors should carefully consider all of the factors set forth in

"Risk Factors" commencing on page 8 of this Prospectus.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISSAPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Selling Commissions (1)	Gross Proceeds to Us (2)
Per Share	$ 10.00	$1.00	$ 9.00
2,000,000 Shares Maximum Offering	$20,000,000	$2,000,000	$18,000,000

(1) We may utilize the services of NASD registered broker-dealers to assist us to offer and sell shares. If they do, we may pay them a commission of up to 10% of the gross proceeds from the shares they sell. Any participating broker-dealers will be deemed to be underwriters, as defined in the Securities Act of 1933, and any commissions received by them will be deemed to be underwriting compensation.

(2) Before deducting offering expenses estimated to be $100,000.

Our initial public offering will terminate nine months after it is declared effective by the Securities and Exchange Commission. The proceeds from this public offering will be utilized by us as described in the "Use of Proceeds" section of this prospectus.

There is no minimum required purchase and there is no arrangement to have funds received by us to be placed in escrow, trust or similar account or arrangement. The minimum purchase by any one investor is 100 shares, and the number of shares purchased must be in multiples of 100 Shares.

In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supercedes all of the selling material used in our private offering.

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Prospectus dated , 2003.

( MOTORCYCLE AND ENGINE PICTURES ON THIS PAGE )

( MOTORCYCLE PICTURE ON THIS PAGE )

( MOTORCYCLE PICTURE ON THIS PAGE )

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering our Common Shares (our "Shares") offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Shares and the Company, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD- LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "WILL", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE", "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO:

  COMPETITIVE PRESSURES FROM OTHER COMPANIES OPERATING IN

OUR AREAS OF BUSINESS,

  CHANGING TECHNOLOGIES,
  THE GENERAL INTEREST IN THE SECURITIES MARKET,
  THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS,
  ACCEPTANCE OF OUR TECHNOLOGY BY THE INDUSTRIES TARGETED,
  GENERAL ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES.

NO ASSURANCE CAN BE GIVEN THAT THE COMPANY HAS IDENTIFIED ALL OF SUCH RISKS OR POTENTIAL RISKS.

WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICALLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THESE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS BASED ON SUBSEQUENT EVENTS OR DEVELOPMENTS.

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SPECIAL SUITABILITY FOR CALIFORNIA RESIDENTS

Natural persons resident in California who wish to purchase shares of our common stock must:

    Have net worth alone or with the person's spouse, at the time of the purchase, in excess of $250,000; or
    Have had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus. References to "we", "us", "our", "CMC", "Coates Motorcycle", or to" our Company" means Coates Motorcycle Company, Ltd.

INTRODUCTION

Coates Motorcycle Company, Ltd. was recently reorganized as a subsidiary of Coates International, Ltd. to design and manufacture and then to market and sell, an initial line of "heavyweight" cruiser motorcycles. Heavyweight Motorcycles have engines with a displacement of 1,651 cc. Coates International, Ltd., referred to as the "Parent" of our Company, has been in the business of researching and developing the "Coates Spherical Rotary Valve" in various types of combustion engines for over 14 years. Our Parent has the exclusive license to 12 patents in the United States covering technologies invented by George J. Coates and his son, Gregory G. Coates. Our Company received an exclusive sublicense from our Parent and a non-exclusive license from George J. Coates, Gregory G. Coates and the Coates family trust, or the "Coates Trust", to use their respective patented technologies in our Company's design and production planning to produce our heavy cruiser motorcycles in exchange for ownership interests in our Company. Our Parent owns in excess of 50% of our Company and an anti-dilution right that guarantees its continued majority ownership position in our Company at all times. In exchange for their license, George J. Coates, our Chief Executive Officer (as well as the majority shareholder and President of the Parent), Gregory G. Coates, our President and the Coates Trust also received common shares of our Company.

We are offering up to 2,000,000 shares of our common stock at the price of $10 per share. Our President, Gregory G. Coates, will be offering our Shares for sale on a best efforts basis and we may use the services of broker-dealers to assist us. There is no public trading market for our Shares. Although we intend to apply to list our Shares on either the American Stock Exchange or the over-the-counter Bulletin Board, we can not assure investors that our applications to list our Shares on these stock exchanges will be accepted. There is no minimum amount of shares that are required to be sold in this Offering. Our Offering will remain open for nine months following the date the Securities and Exchange Commission declares our registration statement effective unless we decide to cease selling efforts prior to that date. This prospectus is a part of our registration statement filed with the Securities and Exchange Commission.

Our principal offices are located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719 and our telephone number is (732) 449-7717.

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with our financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data for the Six Month Period, January 1, 2003

through June 30, 2003 (Unaudited)

Income Statement:

Revenues: $ 0

Expenses 124,783

Net Loss from Operations: (124,783)

Balance Sheet Date as at June 30,2003 (Unaudited)

Total Assets: $ 14,154

Total Liabilities: 138,933

Total Stockholders' Deficit: (124, 779)

Risk Factors

The following risk factors should be carefully considered in addition to the other information contained in this Prospectus in evaluating Coates Motorcycle Company, Ltd., its financial condition and its business prospects.

Business and Financial Condition Risk Factors.

Risk of Investment Loss. An investment in the Common Shares of Coates Motorcycle Company, Ltd. is highly speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in this Offering.

Limited Operating History. The Company was incorporated in March 1995 and has only commenced business operations since March of 2003. Accordingly, the Company has no operating history upon which investors may evaluate its business plan and prospects. The Company's plan to manufacture and sell heavy cruiser motorcycles utilizing the Coates CSRV System will depend upon the success of this Offering. Moreover, the Company expects to incur losses and negative cash flow from its start-up operations for the foreseeable future, with the expectation that such losses will increase as our operations develop. There can be no assurance that the Company's heavy cruiser motorcycle will pass acceptable performance and durability tests; pass state and federal emissions tests; be constructed and assembled on a scheduled basis, or; be successfully marketed and sold, or; that the Company will achieve and/or maintain profitability or generate cash from operations in future periods. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their start-up phase of development. To address these risks, among other things, the Company must: - - test its motorcycles for durability and emissions; - - implement and successfully execute its business and marketing strategy; - - continue to develop and upgrade its motorcycle products; - - provide superior customer service and order fulfillment; - - respond to competitive developments; and - - attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so would have a material adverse effect on the Company's business, financial condition and results of operations.

Future Capital Needs; Uncertainty of Additional Funding. The Company requires substantial working capital to fund its business plan. The Company is expected to experience negative cash flow from operations from inception of its business and expects to continue to experience significant negative cash flow from operations for the foreseeable future. The Company's capital requirements depend on several factors, including the mechanical success of the CSRV System adapted to its heavy cruiser motorcycle engines, the achievement of successful performance, durability and emission testing results, the uncertainty of market acceptance, the ability to produce and assemble sufficient numbers of motorcycles to achieve commercial acceptance as well as maintaining a retail operation to achieve sales and marketing and other factors. If capital requirements vary materially from those currently planned, the Company may require additional financing sooner than anticipated. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Shares. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its motorcycle product, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition or operating results.

Dependence on Suppliers. The motorcycle parts and engines supplier currently being targeted by the Company to supply its engine blocks and parts are single sources. At present, single-sourced components include frames, gas tanks and engines. Any interruption in the supply of any of these components, or the inability of the Company to procure these components from alternate sources at acceptable prices and within a reasonable time, could result in higher projected prices for the Company's motorcycle products and could have a material adverse effect upon the Company's business, operating results and financial condition. Qualifying additional suppliers is time consuming and expensive. There can be no assurance that such shortages will not occur in the future, and any such occurrence could have a material adverse effect on the Company's business, financial condition and results of operations.

Product Liability Risk. The Company's heavy cruiser motorcycles are intended to be high performance units. As a result they will be subject to stresses which may increase the product liability risks of the Company. Purchasers of the Company's heavy motorcycles will rely on the integrity and durability of our motorcycles. However, there can be no assurance that the Company's heavy cruiser motorcycles will perform as expected or function as intended. Accordingly, there can be no assurance that the Company will not incur liabilities in connection with its motorcycles for product liability claims in the future that could have a material adverse effect on the Company's financial condition and results of operations.

Competition. The high-performance motorcycle domestic market is intensely competitive, currently dominated by Harley Davidson. In addition, expected competition in the heavy motorcycle market will also come from such recognizable brands as Honda, Suzuki, Kawasaki and Yamaha. We believe that our motorcycles will be able to enter the domestic market and successfully compete with these well known motorcycle products. The U.S. motorcycle market is characterized by frequent introductions of new or enhanced motorcycles, price competition, continued emergence of new industry standards, and regulatory developments. All of the Company's potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors will be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than the Company. Competitors with an established customer base will have a competitive advantage over the Company when selling their heavy motorcycle products to such customers. Although we believe that our heavy cruiser motorcycle will be competitive, all of the Company's potential competitors, domestic and foreign, have significantly greater financial, production, distribution and marketing resources than we do.

Regulation. Federal, state and local authorities have various environmental control requirements relating to air, water and noise pollution that will impact our business and operations. We will endeavor to ensure that our facilities and motorcycle products will comply with all applicable environmental regulations and standards.

Our motorcycles will be subject to certification by the U.S. Environmental Protection Agency (EPA) for compliance with applicable emissions and noise standards and, if sold in California, they will be subject to the State of California Air Resources Board ("CARB") and its more stringent emissions standards. In addition to the U.S., emission standards are becoming universally more rigorous and will require a continuing level of research and development and production costs related to motorcycle emissions and noise for the foreseeable future.

As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Traffic Safety Administration ("NHTSA"). We will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations. We can give no assurances to investors that our motorcycles will comply with any of these environmental and safety laws, rules and regulations, in which case such failures will have a material adverse effect on our financial condition and plan of operations.

Start-up, Research and Development Company. Until our heavy motorcycles have been fully tested for performance, durability and emissions and until we are able to manufacture, assemble and sell our heavy cruiser motorcycle product in quantities sufficient to produce earnings, we are now and will continue to be primarily a development stage, start-up company. As an expected result, we will incur operating losses throughout the foreseeable future. In addition, we expect to have minimal revenues during this period and expect to incur a substantial accumulated deficit.

Lack of Prior Manufacturing Experience. We have no motorcycle manufacturing, assembling or selling experience. Accordingly, we can give no assurances that we will be successful in manufacturing, assembling and selling a heavy cruiser motorcycle product on a cost effective basis.

No Dividends. Anticipated capital requirements make it highly unlikely that any dividends will be paid with respect to the Common Stock now or in the foreseeable future.

Management Risk Factors

Dependence on Gregory G. Coates and George J. Coates. The successful development of our heavy motorcycle business, including its production, assembly, marketing and selling operations will initially be dependent upon Gregory G. Coates and George J. Coates. Accordingly, the loss of the availability or services of either Gregory G. Coates or George J. Coates, whether due to death, incapacity or otherwise, would have a material adverse effect on our business and operations. See "Management."

Ownership of our Company. Our Company has been capitalized as a subsidiary of our Parent, Coates International, Ltd. Our Parent will at all times own approximately 50+% of our equity ownership, represented by our initial issuance to it of 2,550,000 shares of our stock which ownership percentage is protected from dilution by an anti-dilution right. We gave our Parent these shares and the anti-dilution right as consideration for our Parent's granting us an exclusive sublicense, covering its patent and technology rights over the "Coates Spherical Rotary Valve" in the western hemisphere; see, "Sublicense". We also issued 2,500,000 initial Shares to the Coates family in exchange for their grant to us of a non-exclusive license, covering their patent and technology rights over the "Coates Spherical Rotary Valve" in the rest of the world; see, "License". Although these 2,500,000 Shares initially represent approximately 49%of our equity, their ownership position is subject to dilution, as a result of this Offering and in cases of future issuances of our stock for proper corporate purposes. For example, the successful sale of 500,000 of the 2,000,000 Shares in this Offering will trigger an automatic increase in our Parent's equity ownership position, from its current 2,550,000 shares to 3,050,000 of our shares. This automatic increase of 500,000 shares is required pursuant to the "anti-dilution right" we granted to our Parent in the Sublicense. This anti-dilution right guarantees that our Parent will own approximately 50+% of our equity ownership as long as we remain in existence. On the other hand, the 2,500,000 shares issued to the Coates family, comprised of George J. Coates, Gregory G. Coates and the Coates Trust, in exchange for the non-exclusive License, are not protected by an "anti-dilution" right like the one we granted to our Parent. Accordingly, the successful sale of 500,000 of the 2,000,000 Shares in this Offering will reduce the Coates family's aggregate equity ownership in our Company from approximately 49% to approximately 41.25% and, in the event we sell all of the 2,000,000 Shares in this Offering, to approximately 27.70%. ( See "Dilution").

The consideration, or payment, we made to the Coates Family, represented by our issuance to its members of 2,500,000 shares of our stock, and to our Parent, represented by the issuance to it of 2,550,000 shares of our stock with the anti-dilution right, were arbitrarily determined by our Parent's management. The decision concerning the amount of these payments, represented by the issuance of these amounts of our shares and in the case of the Parent, the anti-dilution right, was not based upon any arms length negotiations or any other recognizable criterion of value.

Conflicts of Interest: Gregory G. Coates and George J. Coates. The success of our Offering, our current and future business operations and plans, our ability to obtain future financing as well as our current and future financial condition may be adversely and materially affected by certain conflicts of interest assumed by Gregory G. Coates and George J. Coates, which include but are not limited to the following:

Services To be Rendered. Gregory G. Coates and George J. Coates are currently employed by our Parent, Coates International, Ltd. Although Gregory G. Coates, our President, will devote his full-time to our business and its development, he may be called upon to render services from time to time to our Parent. George J. Coates, our Chief Executive Officer and a director, also serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. As our Chief Executive Officer, Mr. Coates shall devote as much of his time as is necessary to our management and operations. Mr. George J. Coates shall not be be paid for the services he renders to us while he serves as our Chief Executive Officer. Gregory G. Coates will be paid by us for his services, the amount of which compensation will depend upon such factors as the success of this Offering, the success of our production, marketing and the volume of our motorcycle sales. Neither Gregory G. Coates nor Geoge J. Coates currently have employment agreements with our Parent nor with us and we do not anticipate entering into employment agreements with either of them in the forseeable future. Both Messrs. Coates, therefore, will be rendering services to us and to our Parent which represent direct conflicts of interest. Accordingly, investors should be aware that Gregory G. Coates, due to his occasional ongoing commitments to our Parent, and George J. Coates, due to his current commitments to our Parent, may not be in a position to render to us the amount of time and services we will require to develop and operate a successful business.

Control of Equity Ownership. George J. Coates owns approximately 78% and his son, Gregory G. Coates, owns an approximate 5%, respectively, of the ownership equity of our Parent, Coates International, Ltd. Their combined holdings represent an approximate aggregate 83.5% equity ownership position in our Parent. Conjunctively, our Parent, due to the anti-dilution right we gave it, currently and throughout our corporate existence, will continue to own in excess of 50% of our ownership equity interests. Accordingly, the Coates family, by virtue of its control position in our Parent, will be able to control our management and business operations, including but not limited to appointing all of the members of our Board of Directors and all of our officers for the foreseeable future, as long as they remain controlling shareholders of our Parent.

Offering Risk Factors

Arbitrary Offering Price. Our offering price of $10 per common share been arbitrarily determined by our management. This offering price should not be considered as any indication of the value of our Company or our shares. The offering price does not bear any relationship to our assets, net worth, results of operations, book value or any other objective criteria of value. Our offering price should not be considered as any indication of the future value of our shares.

No Trading Market exists and May Never Develop For Our Common Stock And Any Market That Does Develop May Be Sporadic Or Volatile. Our common shares are not listed for trading on any stock exchange. Although we intend to apply to list our common stock for trading on either the American Stock Exchange or the over-the-counter Bulletin Board, we may not qualify for such listing. Even if our common stock was to qualify for such listing and begin trading, we cannot provide any assurances that a stable and liquid trading market will develop for our shares, or if such a trading market was to develop, whether it could be sustained.

The Value of Our Shares You Purchase May be Effected by Penny Stock Regulations. Even if our application to list our common shares on the over-the-counter Bulletin Board was successful, the U.S. Securities and Exchange Commission (the "Commission") recently adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a trading price of less than $5.00 (other than securities registered on certain national securities exchanges, or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Even though we may successfully sell part or all of our common shares in this Offering at our offering price of $10 per share and we later achieve their listing on the American Stock Exchange or on the Bulletin Board, our subsequent share trading price could fall below $5.00 for any number of reasons, including general economic conditions. If our common share trading price was to drop below $5.00, the penny stock rules require a broker-dealer, prior to any transaction in our stock, then considered a penny stock, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with the current bid and offer quotations for our stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of our stock and any other penny stock held in the customer's account. The bid and offer quotations for our stock, and the broker-dealer and sales person compensation information, must be given to the customer orally or in writing before or with the customer's confirmation to purchase our stock. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our stock if our stock becomes subject to the penny stock rules. Although the offering price of our common stock has been set at $10.00, no assurance can be given that prices above $5.00 will be maintained in any future trading market that might develop. If the price of the common stock drops below $5.00 it would be subject to the penny stock rules and investors in this Offering may find it more difficult to sell their common stock until the Company's common stock trades on the a national securities exchange, the Nasqac or sells at a price greater than $5.00 per share.

George J. Coates' 10,000 Shares are Redeemable. In order to fund our initial organizational costs and expenses, George J. Coates contributed $100,000 to us for which we issued to him 10,000 shares of our common stock. We agreed to "redeem" or buy back these shares from Mr. Coates for the same price of $10 per share when we have the funds available to us for this redemption. In addition, George Coates has loaned our Company approximately $300,000 to assist us. We intend to pay these loans back out of the proceeds of this Offering; see, "Use of Proceeds". Investors should know that the Company does not intend to offer to them any redemption right such as that given to George J. Coates. Investors will not be able to sell their shares back to us and the Company will not redeem any of our shares once an investor purchases them. Except as may be required by applicable law, we will not give any investors in this Offering any right to rescind their investment in our Company shares.

Immediate Substantial Dilution. At June 30, 2003 we had a pro forma net tangible book value of $95,218 or a $.02 per outstanding share of the then outstanding common shares. Purchasers of shares of the common stock offered hereby who are paying an effective purchase price of $10 per share of common stock will suffer an immediate substantial dilution based upon the difference between their per share purchase price and the adjusted per share net book value of the common stock after the offering. See "Dilution."

If We Issue Additional Shares, Your Shares Would Suffer Further Dilution. Under applicable law, we have the right to issue additional common shares to employees, management, directors, advisors and consultants for services rendered and for other proper corporate purposes. In the event we issue additional common shares, the percentage ownership of our Company that the shares you purchase in this Offering represent will be reduced. In addition, such further stock issuances will reduce your voting power as a shareholder.

Use Of Proceeds

After deducting the estimated expenses of this Offering, all of which will be paid by the Company, the net proceeds to be received by the Company are estimated to aggregate $17,950,000 if all 2,000,000 shares of Common Stock offered hereby are sold. It is anticipated that the net proceeds will be allocated in the approximate amounts set forth below.

Assuming all of the 2,000,000 Shares offered hereby are sold
USE
1. Parts to manufacture 400 motorcycles	$ 5,000,000
2. Hiring 18 Assembly workers	$ 1,150,000
3. Marketing Worldwide	$ 500,000
4. Accounting	$ 150,000
5. Legal	$ 300,000
6. Purchase New Plant	$ 2,500,000
7. Local Taxes	$ 550,000
8. Utilities	$ 120,000
9. Management Salaries	$ 500,000
10. Equipment	$ 1,200,000
11.(a) Repayment of Loans(1)	$ 350,000
(b) Redemption of Shares	$ 100.000
12. Cost of Offering(2)	$ 2,150,000
13. Working Capital	$ 5,430,000
$20,000,000

(1) Represents amount of loan principal estimated to be made by George J. Coates, Coates International, Ltd. and other affiliates to us in the next 90 days.

(2) Includes the legal and printing costs of this Offering (estimated at $100,000) as well as provision to pay commissions of up to 10% of the proceeds raised to NASD registered broker-dealers who may assist us in this Offering.

None of the expenditures described above constitutes a firm commitment by the Company. Projected expenditures are estimates or approximations only. Future events, including changes in the economic climate or in the Company's planned business operations, including the success or lack of success of Company's intended business activities, may result in material shifts in the allocation of funds necessary or desirable. Any such shift will be at the discretion of the Board of Directors. See "Management." Prior to expenditure, the net proceeds will be invested in short-term interest-bearing securities, money market funds or marketable securities.

Dividend Policy

We have never declared or paid any cash dividend on any of our securities. We intend to retain future earnings, if any, to finance our business operations. We do not expect to pay any cash dividends in the foreseeable future.

Determination Of Offering Price.

The $10 per share offering price for the 2,000,000 shares of our common stock was established arbitrarily by the management of our Company, without reference to any established criteria of value, including our financial condition and assets. There is no established market for our common stock we are registering for sale. We cannot give any investor assurances that a public market will be established for our shares. We intend to apply to list our shares for trading on either the American Stock Exchange or on the over-the-counter Bulletin Board so that we can establish a public market for our shares. Even if we succeed to list our shares on one of these markets, the public market trading price for our shares may fall below our offering price of $10 per share.

Dilution.

Investors will suffer immediate and substantial dilution as a result of purchasing our shares. At June 30, 2003, the outstanding common stock had a net tangible book value (deficit) per share of approximately $.02. The term "net tangible book value per share" represents the amount of tangible assets less the amount of liabilities divided by the number of shares of common stock outstanding. After giving effect to the sale of all of the 2,000,000 shares of common stock offered hereby at $10.00 per share, and assuming the receipt of the net proceeds (after deducting the estimated Offering Expenses therefrom), the adjusted pro forma net tangible book value per share of the outstanding Common Stock and the 2,000,000 common shares offered hereby, as of June 30, 2003 would increase to approximately $1.98. Consequently, the purchasers of shares of the common stock offered hereby, will sustain an immediate dilution of approximately $8.02 per share, as illustrated by the following table.

Offering price per share of Common Stock $10.00

Net tangible book value (deficit) per share

of Common Stock at June 30, 2003 ($.02)

Increase in net tangible book

value per share of Common Stock $1.95

Adjusted net tangible book value per

share of Common Stock after Offering $1.97

Per share dilution to investors $8.03

(1) After deduction of the estimated expenses of this Offering.

Our Best Efforts Offering

Our President, Gregory G. Coates, will use his best efforts to offer up to 2,000,000 shares of our common stock for sale to the public. This "best efforts" means that none of our officers or directors has made any commitment to us to purchase any part or all of the 2,000,000 shares we intend to sell. In addition, if we utilize the services one or more NASD registered broker-dealers to assist us in our Offering, we anticipate that these broker-dealers as well will limit their commitment to a best efforts agreement to find purchasers for the shares we are offering for sale. We will continue our Offering for the 9 month period following the date the Securities and Exchange Commission declares the registration statement of which this Prospectus forms a part, effective. Each purchaser will receive instructions from us or from any NASD registered broker-dealer who assists us, to send their written statement of how many shares they want to purchase, the amount of their payment, their address and social security number or federal tax identification number to us and we will authorize our stock transfer agent, American Stock Transfer & Trust Company of New York, New York, to issue our Shares to the purchasers in this Offering after it is declared effective. We will have ten (10) days after receipt to reject any subscription offered to us.

Plan of Distribution

This is a "direct public" offering. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of any subscriptions we receive. We will accept or reject any subscriptions within ten days of receipt, and any checks submitted with rejected subscription will be returned promptly. Upon accepting a subscription for shares, our transfer agent will issue the shares to the purchasers. We will continue our offering of the shares for the nine months following the date the Securities and Exchange Commission declares our registration statement effective. We will sell the shares on a "direct public offering basis" through our president, Gregory G. Coates, who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Gregory G. Coates will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, Gregory G. Coates must be in compliance with all of the following:

  must not be subject to a statutory disqualification;
  must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
  must not be an associated person of a broker-dealer;
  must restrict participation to transactions involving offers and sale of the shares;
  must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
  must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Gregory G. Coates will comply with the guidelines enumerated in Rule 3a4-1. Certain of our officer and directors may purchase shares in this offering. You may purchase shares by sending to us a written statement of how many shares you want to purchase, giving us your name, address and social security number or federal tax identification number and delivering it with your payment in full for all shares which you wish to purchase to our offices. All payments are to be made by cash, check or money order payable only to: "Coates Motorcycle Company, Ltd.", and delivered to the Company. Your subscription shall not become effective until accepted by us. We will either accept or reject your subscription within 10 days, and if we reject your subscription, we will return your payment.

We have not retained a broker for the sale of our shares being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed. All sales will be made in compliance with the securities laws of local jurisdictions. Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

The Company has also agreed to indemnify Mr. Gregory G. Coates and any directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. We have advised Mr. Gregory G. Coates that while he is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes Mr. Gregory G. Coates, any of our other directors, officers, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Legal Proceedings.

The Company is not a party to any pending legal proceeding.

Directors, Executive Officers, Promoters And Control Persons.

At June 30, 2003, our executive officers and directors were:

Name Position Term(s) of Office

----------------------- ------------------------ -----------------------

Gregory G. Coates President and Director From May 1, 2003 to present

George J. Coates Chief Executive

Officer and Director From May 1, 2003 to present

John P. Fager Director From May 1, 2003 to present

Robert G. McLean Director From September 19, 2003 to

present

Jeffrey L. England Director From September 19, 2003 to

present

Gregory G. Coates. Mr. Gregory G. Coates, age 33, is our President and a member of our Board of Directors. Gregory Coates is responsible for the design and construction of our heavy cruiser motorcycle. He has also been instrumental in organizing our business plan and will supervise all aspects of our operations. Mr. Gregory Coates has been an officer and employee of our Parent, Coates International, Ltd., since its inception over ten years ago. He has the Certificate from the City and Guilds of London for Engineering and Physical Science from the College of Technology in Dublin, Ireland. Mr. Greg Coates has served in various engineering apprenticeships, both in Ireland with SCR Motor Engineering and in the United States with our Parent. Gregory Coates created and contributed certain engineering and design aspects of the technology upon which the Coates CSRV System is based and upon which several of its patents were awarded. Gregory Coates is the owner of the patent on the "Coates Self-Adjusting Bearing" and is an associate member of the Engineering Society for Advancing Mobility Land, Sea, Air & Space International.

George J. Coates. Mr. George J. Coates, age 60, is our Chief Executive Officer and a member of our Board of Directors. The founder of our Parent, Coates International, Ltd., and the inventor of the "Coates Spherical Rotary Valve", Mr. Coates shall serve as an officer and director of our Company without compensation until funding; following funding, Mr. Coates has agreed to devote as much time as necessary to the development of our operations and shall be paid an hourly rate for his services. Mr. Coates currently serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. Mr. Coates is an Irish citizen but has been granted resident alien status in the United States. He served two apprenticeships in Europe while attending the College of Technology, and as an Associate member of the S.A.E. He received The City and Guilds of London for electrical and mechanical engineering. He is a former management director of SCR motor engineers of Europe and holds the certificates of Ministry of Transport in the United Kingdom. He worked as an engineer for Rolls Royce and Mercedes Benz, and holds approximately 300 patents worldwide. In addition to his inventions and patents surrounding the Coates Spherical Rotary Valve, Mr. Coates has also systems covering coolant disc brakes, a hydraulic suspension and a turbine engine.

John P. Fager. Mr. John P. Fager , age 49, has agreed tol serve as a member of our Board of Directors. John started a custom motorcycle business, Iron Works Motorcycles, Inc., in Toms River New Jersey, where he has customized and serviced heavy motorcycles, primarily Harley Davidson models, for the past ten years. In this enterprise, Mr. Fager has worked with motorcycle manufacturers and parts suppliers nation-wide, and will utilize these skills and experience to advise our management on various aspects of inventory purchases, assembly and shipping operations. John has extensive supervisory experience in many mechanical engineering disciplines in the power plant industry.

Robert G. McLean. Mr. McLean, age 57, has agreed to serve as a member of our Board of Directors. Mr. McLean's professional experience includes various senior positions with George S. May, an international management consulting firm, Merrill Lynch and Stephens, Inc., a private financial services firm. During the past five years, Mr. McLean has been a private investor and manages his personal holdings, which include his role as a principal and officer of McLean, England & Associates, LLC which owns an exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. McLean received his Business Degree from Arkansas State University in 1969.

Jeffrey L. England. Mr. England, age 44, shall also serve as a member of our Board of Directors. During the past nine years, Mr. England has managed his own private investment firm, England Investments, Ltd. Active in oil and gas exploration and development, his firm is currently participating in gas exploration in the Arkoma Basin in Northern Arkansas. Prior to the commencement of his own firm, Mr. England held senior positions with Merrill Lynch, EF Hutton and Paine Webber, advising institutional clients. As Mr. McLean, Mr. England is a principal and officer of McLean, England & Associates, LLC which has the exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. England received his business degree from the University of Arkansas in 1980.

Security Ownership Of Certain Beneficial Owners And Management

The following sets forth as of June 30, 2003, the ownership of our Common Stock by (i) persons who have beneficial ownership of more than 5% of our outstanding Common Stock, (ii) each officer and director of our Company and (iii) all executive officers and directors as a group.

Title of Class	Name and Address* of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock

Coates International, Ltd. (1)

Gregory G. Coates

President, Director

George J. Coates (2)

CEO, Director (3)(5)

Robert G. McLean

Director

Jeffrey L. England

Director

John P. Fager

Director

The Coates Trust (4)

Executive Officers and

Directors as a group

(5 persons)

		2,550,000 1,000,000+ 1,010,000+ (1,000)++ (1,000)++ (1,000)++ 500,000 2,510,000	50.40% 19.76% 19.96% -0- -0- -0- 9.88% 49.61%

* All addresses are c/o Coates Motorcycle Company, Ltd.,2100 Highway 34 & Ridgewood Road, Wall, N.J. 07719

+ If the 500,000 common shares beneficially owned by the Coates Trust are added to the share totals of Gregory G. Coates and George J. Coates, who are beneficiaries, their percentage ownerships are 29.64% and 29.84%, respectively.

++These shares have not yet been issued to these directors and will represent an approximate ownership percentage of .020%

each.

(1) Our Parent, Coates International, Ltd., received 2,550,000 of our common shares and an "anti-dilution" right to maintain its 50+% ownership in our stock in exchange for the exclusive "Sublicense" it granted us for the duration of the life of its

"Patents".

(2), (3) and (4) Gregory G. Coates and George J. Coates each received 1,000,000 shares and the Coates Trust received 500,000 shares of our common shares in exchange for a non-exclusive, worldwide "License". Unlike the anti-dilution right we gave to our Parent, Coates International, Ltd., the shares owned by these parties are subject to dilution. In addition, George J.

Coates contributed $100,000 of capital to our start-up operations, in consideration for which we issued 10,000 common shares to him.

(5) Seven and one-half years ago, the SEC commenced proceedings against Mr. Coates and our Parent, Coates International,

Ltd. ("CIL") in the United States District Court, Southern District of New York which, in August, 2001, was settled and the case dismissed. The SEC brought a civil action against CIL, Mr. George Coates and related parties for alleged violations of federal securities laws in connection with certain private placements that occurred in the early 1990's. Initially, the Court froze the assets of CIL and George J. Coates, appointing a special master to manage CIL's business affairs. Thereafter, CIL and George J. Coates negotiated a settlement with the SEC and a consent judgment was signed by CIL and Mr. Coates. The principal settlement provisions of this final consent judgment required: Mr. Coates to transfer ownership of CIL's Wall

Township business premises to CIL; permitted Mr. Coates to retain title to the Coates Patents as long as he reimbursed the

Company for the costs associated therewith, and; CIL's commitment to undertake a registered rescission offer to certain private placement investors. George J. Coates agreed to use up to approximately $800,000 of his own funds first to buy back CIL stock from those investors who chose rescission, with any required further rescission funds necessary to complete the rescission offer to be paid by CIL. The rescission offer was completed in 1997 with only 32 of the 328 private placement investors electing to rescind their investment. The 32 rescinding investors received $1,270,000 of rescission funds out of approximately $6,500,000 invested by these investors. Following the rescission, the Court dismissed the special master and the Company continued under the control of Mr. Coates. In concluding this proceeding, Mr. Coates was assessed a fine of $40,000 by the Court based upon its findings of four violations of federal securities disclosure laws in connection with the private placements. Specifically, the Court found that the private placement offering documents used by Mr. Coates at the time misrepresented that (1) the Coates systems engine surpassed the emissions standards imposed by the EPA; (2) the offering documents omitted disclosing Harley Davidson's discontinuance of testing the Coates prototype engines due to Harley's claims of malfunction; (3) the Company had a substantial number of firm orders for engines equipped with the Coates System when the orders were found to be provisional, and; (4) the Company owned the patents to the Coates System when, at the time, they were owned by Mr. Coates.

Since the above events, our Parent, Coates International, Ltd., has become a public reporting company, registering its class of common shares under federal securities laws and, as a result, files quarterly, annual and special reports with the

Securities and Exchange Commission. Our Parent has also entered into various license agreements, licensing the technology and patents covering the "Coates Spherical Rotary Valve" to various entities. Following the initial design and construction of our motorcycle prototype, our Parent decided to organize our Company into a subsidiary for the specific purpose of designing and marketing its own heavy cruiser motorcycle. Our initial tailpipe emission tests in June, 2003, for our prototype heavy cruiser motorcycle achieved a result of 1.5 grams per kilometer of hydrocarbons, when the US EPA standard is currently 5 grams per kilometer, while our motorcycle results for carbon monoxide were 6.8 grams per kilometer with the applicable US EPA standard being 12 grams per kilometer.

Description Of Securities

We are currently authorized by our Certificate of Incorporation to issue an aggregate 60,000,000 shares of capital stock including 50,000,000 shares of Common Stock, $.001 par value ("Common Stock") and 10,000,000 shares of "blank check" preferred stock, $.001 par value ("Preferred Stock"). At the date hereof, we have 5,060,000 shares of our Common Stock outstanding and no shares of our Preferred Stock.

Common Stock

The holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote of our shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of our Company's dissolution or liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all our liabilities and, if applicable, as well as all required prior payments with respect to any outstanding shares of Preferred Stock.. Except for the anti-dilution right we gave to our Parent, Coates International, Ltd., the holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

In order to provide funds for our initial organizational costs and expenses, George J. Coates contributed $100,000 of his personal funds to us and we issued 10,000 shares of our common stock to him. We have agreed to "redeem" and buy back these 10,000 shares from Mr. Coates at the same price when we have sufficient funds available to do so.

Preferred Stock

Our Board of Directors may decide to create a series of preferred stock out of the available Preferred Stock with special voting, conversion or liquidation rights for proper corporate purposes without the need to seek any approval of our shareholders. Our Certificate of Incorporation gives our Board of Directors the right to form any number of series from our unissued pool of 10,000,000 shares of Preferred Stock. The Board may give any one or more series of preferred shares a superior or subordinate position to our Common Stock in liquidation or conversion, or an equal position as long as the Board does so for a proper corporate purpose.

General

In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware Law provides that shareholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our stock entitled to vote on such matters. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those shareholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by shareholders and to reduce the corporate expense associated with annual and special meetings of shareholders.

These descriptions of the terms of our Common Stock and Preferred Stock are summaries and are qualified in their entireties by the provisions of our Certificate of Incorporation as amended, a copy of which is available for inspection at our offices.

Interest of Named Experts And Counsel

The validity of the shares of our common stock offered in this Prospectus will be passed upon by the law firm of Joseph J. Tomasek, Esq. of Somerville, New Jersey.

The financial statements included in this Prospectus have been reviewed by the firm of Rosenberg Rich Baker Berman & Company of Bridgewater, New Jersey, independent certified accountants for the periods indicated and as contained in their report included herein and we include them in reliance upon the authority and consent of such firm as experts in accounting and auditing.

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Description of Business

Form and Year of Organization

Our Company was organized under the laws of the State of Delaware in 1995. From its inception through fiscal year 2002, our Company had no business activities or operations and none of its capital stock was issued.

During the first quarter of 2003, our Company, Coates Motorcycle Company, Ltd. (the "Company" or "CMC") was reorganized as a subsidiary of our Parent, Coates International, Ltd. to manufacture and sell heavy cruiser motorcycles with engines equipped with the "Coates Spherical Rotary Valve" and other proprietary enhancements created and owned by Coates International Ltd., George J. Coates and Gregory G. Coates (the "CSRV System"). Our Company intends to manufacture, construct and sell heavy cruiser motorcycles.

The Exclusive Sublicense

We received an exclusive sublicense from Coates International, Ltd. to make, use and sell motorcycles utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America (collectively, the "Western Hemisphere"). In exchange for this exclusive sublicense, we issued more than 50% of our ownership interests, in the form of 2,550,000 shares of its common stock, to Coates International, Ltd. which became by virtue of such issuance, became our "Parent" corporation and our Company, our Parent's subsidiary corporation.

In addition, the terms of this exclusive sublicense include an "anti-dilution" right, providing our Parent with the right to continue to own in excess of 50% of our common stock at all times during the term of the sublicense. This "anti-dilution" right guarantees that the Parent will be the Company's majority and controlling shareholder throughout the sublicense period and, therefore, will generally be permitted to control the Company's management, including the membership of its board of directors, and business operations under Delaware law. Both Coates International, Ltd., our "Parent", and Coates Motorcycle Company, Ltd., its "subsidiary", are organized under the laws of the State of Delaware. We will sometimes refer to our exclusive sublicense agreement with our Parent as the "Sublicense".

The Non-Exclusive License

We also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates to use and sell ( not make or manufacture) motorcycles employing the CSRV System in all the countries of the World except in the Western Hemisphere. In exchange for this non-exclusive license, we issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock, representing an approximate initial 49% ownership position in our Company. Unlike the Sublicense, this non-exclusive license does not contain any "anti-dilution" rights in favor of any party. We will sometimes refer to our non-exclusive license agreement with George J. Coates ,Gregory G. Coates and the Coates Trust as the "License".

Our "Parent": Coates International, Ltd.

Our Parent, Coates International Ltd., is a Delaware corporation organized in October 1991 by George J. Coates . Our Parent holds an exclusive license from George J. Coates and his son, Gregory G. Coates, to manufacture, sell and grant sublicenses with respect to products based on the Coates Patents in the Western Hemisphere. George J. Coates and Gregory G. Coates have also agreed, as long as our Parent remains independent and viable, not to compete with our Parent in the manufacture, assembly, use, or sale of internal combustion engines utilizing the technology falling within the scope of the Coates Patents in the Western Hemisphere, or to grant any other exclusive or non-exclusive license in the Western Hemisphere except through our Parent.

As used herein, the term "Company", "we", "our", or "us" refers to Coates Motorcycle Company, Ltd., a Delaware corporation. The Company's offices is located at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719 where its telephone number is (732) 449-7717.

Background

Based upon the strength of the heavy cruiser motorcycle market in the United States and in certain other parts of the world, our Parent, George J. Coates and Gregory G. Coates decided to organize our Company as a separate subsidiary within which to manufacture, market and sell new heavy cruiser motorcycle incorporating the Coates CSRV System.

Business Plan

The Coates Heavy Cruiser Model Motorcycle Line

We believe that a new heavy cruiser motorcycle utilizing the CSRV System in its engine will be able to compete with other similar heavy motorcycles currently available in the market. Our heavy cruiser motorcycles, equipped with a new engine utilizing the Coates CSRV System, has the potential to produce high performance, fuel efficiency and durability. We intend to initially construct motorcycle models with a twin CSRV, four stroke, air cooled 1,625 cc engine, equipped with disc brakes and incorporating the Coates CSRV System.

We have completed the construction of two heavy cruiser motorcycles, utilizing the Coates CSRV System. We anticipate that these motorcycles will undergo emissions and safety testing in the next several months in order to comply with applicable state and federal regulations.

Competition: The Heavy Motorcycle Market

During each year of the period, 1997 through 2001, the heavy motorcycle market in the United States has increased dramatically. Heavy motorcycles or heavyweight motorcycles are those which have engine displacement of 651+cc. The United States market for heavy motorcycles is dominated by Harley-Davidson (approximately 45%), Honda (approximately 20%), Suzuki (approximately 10%) with Kawasaki, Yamaha and others controlling the rest of this marketplace(1).

We believe that we can manufacture, assemble and sell approximately 100 of our new heavy cruiser motorcycles with approximately between $2,5000,000 and $3,000,000 of the funds received from this Offering within twelve months from funding. The basic design of the parts and engine has already been accomplished. The only delays we anticipate are non-material engine refinements and the emissions and safety testing protocols. The manufacture and assembly of these targeted 100 motorcycles will not be delayed since we have already negotiated costs and expenses with the suppliers for all of the parts, including engine blocks and frames.

Because of the special features, including its design and utilization of the Coates CSRV System, we expect the retail price for our heavy cruiser motorcycle to be slightly higher than other heavy motorcycles, in the price range of between $25,000 to $30,000.

Assuming we are successful in selling the entire 2,000,000 Common Shares in this Offering, receiving gross offering proceeds of $20,000,000, we expect to manufacture, assemble and sell approximately between 500 and 750 heavy cruiser motorcycles within 24 months from funding. Of course, this schedule is subject to unforeseeable events and delays due to testing protocols. Based upon our conservative estimates of overhead costs, we anticipate a net profit before taxes of approximately 50% of the retail price.

We expect that our capital requirements will increase, depending upon the success of our Offering, sometime commencing 12 months following completion of this Offering. The manufacture and assembly of heavy motorcycles is a capital intensive business, that will require the Company to secure warehousing facilities for its inventory, a new location for its management and assembly operation. In anticipation of the successful completion of this Offering, we are searching and investigating available properties for our future use. We expect to utilize the facilities of our Parent, Coates International, Ltd., in Wall, New Jersey for our executive offices, inventory storage and assembly operations. We will pay our Parent monthly rent of $5,000 for the use of its current offices and facilities.

The Coates CSRV System

The Coates CSRV System differs from the conventional poppet valve system currently used in almost all piston driven automotive, motorcycle and marine engines, by changing the method by which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. Unlike the poppet valve which protrudes into the engine cylinder, the Coates CSRV System utilizes spherical valves which do not protrude into the cylinder but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV System, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures. Management believes that as a result, engines modified with the Coates CSRV System will produce more power than similar engines utilizing the poppet valve system.

The Coates CSRV System operates on ceramic carbon bearings and seals, the seals and sealing mechanism being activated by variations in combustion chamber pressure. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV Systems, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures.

Patents and Licenses: Coates International, Ltd.

We have received an exclusive Sublicense from our Parent, Coates International, Ltd. We have also signed an agreement and received a non-exclusive License from George J. Coates, Gregory G. Coates and their family trust. These agreements effectively give us the ability to exclusively manufacture, assemble and sell our motorcycle products in the Western Hemisphere. We have the non-exclusive right to use (not manufacture) and sell our motorcycle products in all other parts of the world. The Sublicense and the License give us the right to utilize all existing patents and future enhancements, whether patentable or not, covering the Coates CSRV System for the duration of the legal life of these patents, generally 20 years.

A brief history of the patents we are entitled to use shows the early development of this extraordinary technology. In 1982, George J. Coates obtained a patent from the Republic of Ireland for the Mark I version of the Coates spherical rotary valve SRV Engine for use in piston driven internal combustion engines. In 1986, George J. Coates emigrated to the United States where he commenced development of the Mark II version and subsequently the Mark III version of his spherical rotary valve SRV Engine. Between 1990 and 1994, George J. Coates was issued seven United States patents (the "Coates Patents") with respect to various aspects of the Coates SRV Engines including the Mark II and Mark III version. The Coates Patents are as follows:

Date Date

US Patent No. Application Filed of Patent

4,989,576 (Mark I) July 26,1982 February 5,1991

4,953,527 (Mark II) November 14,1998 September 4,1990

4,989,558 (Mark II) September 14,1998 February 5, 1991

4,944,261 (Mark IIB) October 16,1989 July 31,1990

4,976,232 (Valve Seal) December 6,1989 December 11,1990

5,109,814 (Spherical Valve) May 10,1991 May 5,1992

5,361,739 (Mark III) May 12,1993 November 8,1994

5,048,979 (Self-Adjusting

Bearing Assembly) June 13, 1990 September 17, 1991

5,601,405 (Valve Apparatus

for Steam Turbines) August 14, 1995 February 11, 1997

6,008,710 (Magnetic Inductor

Water Conditioner) May 17, 1999 December 28, 1999

6,308,676B1 (Cooling System

for Rotary Valve Engine) September 8, 2000 October 30, 2001

6,293,098B1 (Methods &

Apparatus for Joining

Pressurized Exhaust

Manifold Sections) August 29, 2000 September 25, 2001

In addition to the foregoing issued patents, Mr. George Coates has filed U.S. patent applications to obtain protection for further inventions covering:

Application No. Description

10/074311 Improved Valve Seals for Rotary Valve Engine

PCT/USO1/26872 Cooling Assembly for Spherical Rotary Valve Engine

10/336,896 Rotary Valve & Valve Seal Assembly

10/313,540 Improved Spherical Rotary Intake Valve

10/287,419 Piston Head for Internal Combustion Engine

235-0035 Piston Head for Diesel Engine

235-034 Bearing Assembly

20010023 Mark IIIB (Divisional Spheres)

The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong Kong, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Environmental Regulations

Our motorcycle engine utilizing the Coates Spherical Rotary Valve will be subject to extensive environmental laws, rules and regulations that impose standards for emissions and safety. Initial testing of one of our prototype motorcycle engines in June, 2003 by the independent testing facility, Compliance and Research Services, Inc. of Linden, New Jersey, provided the following preliminary results:

Tailpipe Emission Testing Results:

THC (Hydrocarbons): Applicable U.S. EPA Standard is fixed at a maximum quantity of 5.0 grams per kilometer.

Coates Motorcycle result: 1.5 grams per kilometer

CO(Carbon Monoxide): Applicable U.S. EPA Standard is fixed at a maximum quantity of 12.0 grams per kilometer.

Coates Motorcycle result: 6.8 grams per kilometer

Although these preliminary tailpipe emission tests were extremely positive, our motorcycle engine must undergo further testing under other U.S. Environmental Protection Agency and California Air Resources Board regulations covering emission standards, durability and safety. We expect to subject our motorcycle engine to these tests during the fall of 2003.

Employees

Gregory G. Coates, our President, and George J. Coates, our Chief Executive Officer, are devoting as much time as necessary to the organization and development of our business. They are contributing their services to the Company without compensation until the completion of our Offering. George J. Coates, the President and controlling shareholder of our Parent, will also serve as our Chief Executive Officer and a director of our Company and will assist Gregory G. Coates in the design and construction of our heavy cruiser motorcycles. Following funding, Gregory G. Coates will devote all of his time to our operations and will be paid a salary and other benefits, the amount of which has yet to be determined. Mr. George J. Coates will serve as President and generally will be available to us for consultation concerning our operations following funding. Mr. George J. Coates will devote his services to us without compensation, although we expect to reimburse him for any expenses incurred while rendering services to us.

Upon funding from this Offering, we intend to hire a chief financial officer. In addition, we have budgeted the hiring of approximately twenty employees for our administrative, assembly and sales support operations.

Plan of Operations

Business Strategy

We believe that our heavy cruiser motorcycle, equipped with the Coates Spherical Rotary Engine will successfully compete with other motorcycle products in the domestic market. Our business plan is twofold: first, to successfully complete the testing of our motorcycle, and then to commence assembly and marketing of our motorcycle. We have completed the design and construction of two prototype motorcycles. One has been subjected to a tailpipe emissions test at an independent testing facility and achieved excellent preliminary results. We plan to have our motorcycle undergo all necessary emissions tests, including fuel economy and durability tests by the end of the current calendar year. We are confident that our specially designed engine, employing the Coates Spherical Rotary Valve, will enhance our motorcycle's performance capabilities, permitting us to sell our product in the heavy cruiser motorcycle market.

We started to accept orders for our motorcycles. After our anticipated successful emissions, fuel economy and durability testing, we are targeting delivery of these motorcycle products to these customers for the second quarter of 2004. We have plans to initially assemble and market approximately 100 of our new heavy cruiser motorcycles within 12 months of raising between $2,500,000 and $3,000,000 in proceeds from this Offering. We expect to sell these motorcycles at retail prices between $25,000 to $30,000 each. We believe that if we succeed in raising the entire $20,000,000 in this Offering, we can assemble and sell between 500 and 750 heavy cruiser motorcycles within 24 months of closing on our Offering.

To date, we have utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles, equipped with the Coates Spherical Rotary Valve. Mr. Coates has provided approximately $300,000 in funding on a revolving term loan basis. We intend to repay these borrowed funds to Mr. Coates out of the proceeds received from this Offering.

We have made business arrangements with various vendors and manufacturers throughout the United States to provide us with all the parts necessary to assemble and construct our heavy cruiser motorcycles. As our assembly and market operations grow, we expect to obtain more favorable pricing for our motorcycle parts, based upon economies of scale. We expect to hire employees for our assembly and marketing distribution operations as we receive funding from this Offering. See "Use of Proceeds".

Description of Property

Our Parent, Coates International, Ltd., has provided us with office and assembly space at its headquarters in Wall, New Jersey, without rental charge. We will pay our Parent a monthly rental fee of $5,000, commencing upon completion of our Offering. Following the completion of our Offering, we will either continue to lease space from our Parent or relocate to different facilities on a lease basis or purchase a facility to accommodate all of our operations.

Our Parent's executive offices and assembly/inventory facilities are located in an approximately 25,000 square foot one and one-half story building of concrete and steel construction on a 6 1/2 acre site in Wall Township, New Jersey.

Certain Relationships And Related Transactions

To date, George J. Coates, our Chief Executive Officer and a Director, loaned the Company approximately $300,000 to fund the design, development and manufacture of our initial prototype and production model motorcycle engines. Our Parent, Coates International, Ltd., has also loaned us approximately $15,000. We expect to pay back these loans upon the successful completion of this Offering.

We issued 2,550,000 shares of our common stock to our Parent, Coates International, Ltd., in exchange for its grant to us of the exclusive Sublicense. In addition, we granted our Parent an anti-dilution right pursuant to which our Parent will have the absolute right to maintain its 50+ % equity ownership for the duration of the Sublicense. As a result of this issuance and anti-dilution right, we are and will remain for the foreseeable future, a subsidiary of our Parent. Our Parent will retain its control position after this Offering and even in cases where we issue additional shares of our common stock for various proper corporate purposes in the future.

Market For Our Common Stock

As stated elsewhere in this Prospectus, there is no established public trading market for our common shares. Although we will apply for listing our common shares on either the American Stock Exchange or on the over-the-counter Bulletin Board, we cannot provide investors with any assurances that we will qualify for such listing, or, if we do qualify, that we will be able to develop and establish a sustained trading market for our common shares.

In addition to the 2,550,000 common shares we issued to our Parent for the Sublicense, we issued 1,000,000 shares to Gregory G. Coates, 1,000,000 shares to George J. Coates and 500,000 shares to the Coates Trust in exchange for the License. We also issue 10,000 common shares to George J. Coates for his capital contribution of $100,000. All of these 5,560,000 common shares will be eligible for sale under Rule 144 one year after their issuance in regulated broker's transactions subject to, among other requirements, a sales volume limitation and provided that we are current in filing all of our reports with the Securities and Exchange Commission.

We currently have only 4 shareholders of record which include our Parent, Gregory G. Coates, our President, George J. Coates, our Chief Executive Officer and the Coates Trust.

We intend to engage American Stock Transfer and Trust Company of New York, New York, to serve as our transfer agent.

Executive Compensation

None of our officers or directors have been compensated nor do any of them currently have employment contracts. Upon the successful completion of our Offering, we expect to pay to our officers the following compensation:

Gregory G. Coates, President: $100,000 per year.

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we will become a reporting Company under applicable federal securities laws. As a reporting Company, we shall file quarterly, annual and special reports with the U.S. Securities and Exchange Commission.

Indemnification of Directors and Officers

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Index to Financial Statements

Independent Auditors Report, dated September 18, 2003.

Condensed Balance Sheet (Unaudited) for the 6 month period ended June 30, 2003.

Condensed Statement of Operations (Unaudited) for the 6 month period ended June 30, 2003 and for the period from inception July 21, 1995 to June 30, 2003.

Condensed State of Cash Flows (Unaudited) for the 6 month period ended June 30, 2003 and for the period from inception July 21, 1955 to June 30, 2003.

Statement of Stockholders' Equity (Unaudited) from inception, July 21, 1995, to June 30, 2003.

Notes to Financial Statements.

To the Stockholders and Board of Directors of

Coates Motorcycle Company, Ltd.

We have reviewed the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of June 30, 2003, and the related statements of operations, cash flows and stockholders' equity for the six months then ended. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

September 18, 2003

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Index to the Financial Statements

Page

Financial Statements

Condensed Balance Sheet (Unaudited) 27

Condensed Statement of Operations (Unaudited) 28

Condensed Statement of Cash Flows (Unaudited) 29

Statement of Stockholders' Equity (Unaudited) 30

Notes to the Financial Statements 31-32

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Condensed Balance Sheet

(Unaudited)

June 30, 2003

Assets

Current Assets
Cash	$14,154
Total Assets	14,154

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	18,833
Due to parent	14,600
Due to officer	1,000
Shares subject to mandatory redemption	100,000
Total Current Liabilities	134,433

Customer deposits	4,500
Total Liabilities	138,933

Commitments and Contingencies	-
Stockholders' Equity
Common stock, $.001 par value, 60,000,000 shares authorized,
5,060,000 issued and outstanding	-

Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding	-
Retained deficit, accumulated during the development stage	(124,779)

Total Stockholders' Equity	(124,779)
Total Liabilities and Stockholders' Equity	$14,154

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Condensed Statement of Operations

(Unaudited)

	Six Months Ended June 30, 2003	July 21, 1995 (Date of Inception) to June 30, 2003

Operating Expenses

Research and development costs	$47,225	$47,225
General and administrative coss	77,558	77,558

Total Operating Expenses	124,783	124,783

Loss from operations	(124,783)	(124,783)

Interest income	4	4

Net Loss Before Benefit From Income Taxes	(124,779)	(124,779)

Benefit from income taxes	-	-

Net Loss	$(124,779)	$(124,779)

Loss per share	$(0.07)

Weighted Average Number of Shares	1,733,260

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Condensed Statement of Cash Flows

	Six Months Ended June 30, 2003	July 21, 1995 (Date of Inception) to June 30, 2003

Cash Flows from Operating Activities	$(101,446)	$(101,446)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from shares subject to mandatory redemption	100,000	100,000
Loans from officer	1,000	1,000
Loans from parent	14,600	14,600
Net Cash Provided by Financing Activities	115,600	115,600

Net Increase in Cash	14,154	14,154

Cash at Beginning of Period	-	-

Cash at End of Period	$14,154	$14,154

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Statement of Stockholders' Equity
Retained
Deficit
Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	Equity

Balance - July 21, 1995 (date of inception)	-	$-	$-	$-
Balance - December 31, 1995	-	-	-	-
Balance - December 31, 1996	-	-	-	-
Balance - December 31, 1997	-	-	-	-
Balance - December 31, 1998	-	-	-	-
Balance - December 31, 1999	-	-	-	-
Balance - December 31, 2000	-	-	-	-
Balance - December 31, 2001	-	-	-	-
Balance - December 31, 2002	-	-	-	-

Shares issued subject to mandatory redemption	10,000	-	-	-

Shares issued to parent in exchange for exclusive sub-license	2,550,000	-	-	-

Shares issued to George J. Coates, Gregory G. Coates and the Coates Trust in exchange for a non-exclusive license	2,500,000	-	-	-

Net Loss	-	-	(124,779)	(124,779)

Balance June 30, 2003	5,060,000	$-	$(124,779)	$(124,779)

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 the Company amended it articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

Development Stage Operations

The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Research and Development Costs

Research and development costs are charged to operations as incurred.

Income Taxes

In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

The Company's total deferred tax asset and valuation allowance are as follows at June 30, 2003:

Total deferred tax asset	$42,425
Less valuation allowance	42,425
Net deferred tax assets	$-

Coates Motorcycle Company, Ltd.

(A Development Stage Company

Notes to the Financial Statements

INCOME TAXES, Continued

The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at June 30, 2003 is as follows:

Tax benefit	34%
Valuation allowance	(34)
Effective tax rate	-%

SHARES SUBJECT TO MANDATORY REDEMPTION

Shares subject to mandatory redemption represents a $100,000 contribution to the Company by George J. Coates, the Company's CEO, in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company.

The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

DUE TO OFFICER

Due to officer represents non-interest bearing advances due on demand from an officer.

DUE TO PARENT

Due to parent represents non-interest bearing advances due on demand from the Company's parent.

SUBSEQUENT EVENT

Subsequent to June 30, 2003 additional advances totaling $100,000 were made to the Company by an officer.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN

AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY

ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS

UNTIL_______________ , 2003 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

==================================================================================

COATES MOTORCYCLE COMPANY, LTD.

PROSPECTUS (COATES LOGO)

2,000,000 SHARES

_____________, 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets for all expenses in connection with the issuance and distribution of the common shares being registered. All of these amounts set forth below are estimates except for the registration fee:

Registration Fee to the Securities and Exchange Commission $ 1,618.00

Printing Costs $10,000.00

Legal Fees and Disbursements $75,000.00

Accounting Fees $10,000.00

Blue Sky Fees and Expenses $50,000.00

TOTAL $146,618.00

Item 26. Recent Sales of Unregistered Securities.

We have sold 10,000 common shares to our Chief Executive Officer, George J. Coates, for $100,000. These shares are redeemable by us with funds received from this Offering.

Item 27. Exhibits.

3.1(i) Certificate of Incorporation

3.1(ii) Restated Certificate of Incorporation

3.2 Bylaws

4.1 Form of Certificate for Company's Common Stock

5.1 Opinion of Joseph J. Tomasek, Esq. as to the Legality of the common shares being registered.

10.1 Sublicense Agreement by and between Coates Motorcycle Company, Ltd. and Coates International, Ltd., dated April 30, 2003.

10.2 License Agreement by and between Coates Motorcycle Company, Ltd. and George J. Coates,

Gregory J. Coates and the Coates Trust, dated April 30, 2003.

23.1 Consent of Company's Independent Auditors, Rosenberg Rich Baker Berman & Company

23.2 Consent of Joseph J. Tomasek, Esq.: included in Exhibit 5.1

Item 28. Undertakings.

A: The Registrant hereby undertakes:

(1) To file, during any period in such offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter; and, provided, however, that paragraphs (i) and (ii) do not apply if the registration statements is on Forms S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Township of Wall, State of New Jersey on September 24, 2003.

COATES MOTORCYCLE COMPANY, LTD.

By:__/s/ Gregory G. Coates_________

Gregory G. Coates, President,

Principal Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

__/s/ George J. Coates __________________

George J. Coates, Chief Executive Officer, Director September 24, 2003

__/s/ Jeffrey L. England_____________________

Jeffrey L. England, Director September 24, 2003

_/s/ Robert G. McLean______________________

Robert G. McLean, Director September 24, 2003

_/s/ John P._______________________________

John P. Fager, Director September 24, 2003

EXHIBIT 3.1(I)

CERTIFICATE OF INCORPORATION

OF

Coates Technologies, Inc.

FIRST. The name of this corporation is Coates Technologies, Inc.

SECOND. Its registered office and place of business in the State of Delaware is to be located at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge there of is Incorporating Services, Ltd.

THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the corporation shall be authorized to issue shall be Sixty Million (60,000,000). Thirty Million (30,000,000) shares shall be designated Preferred shares, with a par value of $.001 each. Thirty Million (30,000,000) shares shall be designated Common shares, with a par value of $.001 each.

FIFTH. The name and address of the incorporator is as follows:

Incorporating Services, Ltd. - 15 East North Street, Dover, DE 19901

SIXTH. No director of the Corporation shall be liable to the Corporation or is stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of July, A.D. 1995.

Incorporating Services, Ltd.

By: /s/ Jane V. Sheffer______

Jane V. Sheffer

Assistant Secretary

EXHIBIT 3.1(ii)

RESTATED CERTIFICATE OF INCORPORATION

OF

COATES TECHNOLOGIES, INC.

The original name of the Corporation (which is hereinafter referred to as the Corporation) was "Coates Technologies, Inc. "

The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 21, 1995.

This Restated Certificate of Incorporation (i) restates the provisions of the original Certificate of Incorporation and (ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto in their entirety; (iii) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation; (iv) amended, in accordance herewith before the Corporation has received any payment for any of its stock, and; (v) therefore, has been duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 241 and 245 of the General Corporation Law of the State of Delaware.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the "Corporation") is: Coates Motorcycle Company, Ltd.

ARTICLE II

REGISTERED AGENT

The address of the Corporation's registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

SECTION 1. The Corporation shall be authorized to issue 60,000,000 shares of capital stock, of which 50,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock"), and 10,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock").

SECTION 2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

(f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

(j) the voting rights, if any, of the holders of shares of the series.

SECTION 3. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation may be effected pursuant to Section 228 of the DGLC by the written consent of stockholders in lieu of an annual or special meeting of such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board of Directors of the Corporation and, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.

ARTICLE VI

ELECTION OF DIRECTORS

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

BOARD OF DIRECTORS

SECTION 1. NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). Any vacancy in the membership of the Board of Directors may be filled by appointment pursuant to a resolution adopted by a majority of the Whole Board. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall hold office until their successors shall have been appointed or duly elected and qualified.

SECTION 2. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES; STOCKHOLDER PROPOSAL OF BUSINESS. Advance notice of stockholder nominations for the election of Directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 4. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office for cause or for no cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

ARTICLE VIII

BY-LAWS

The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, or (2) by the affirmative vote of a majority of the Whole Board.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE X

LIMITED LIABILITY; INDEMNIFICATION

SECTION 1. LIMITED LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article X would accrue or arise, prior to such amendment or repeal.

SECTION 2. INDEMNIFICATION AND INSURANCE.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of

Directors, grant rights to indemnification, and rights to be have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of

Incorporation to be signed by its President and attested by its Secretary this 14th day of March, 2003.

SIGNATURES

ATTEST: COATES TECHNOLOGIES, INC.

_/s/ George J. Coates By:_/s/ Gregory G. Coates__

George J. Coates Gregory G. Coates

Secretary President

EXHIBIT 3.2

BYLAWS OF COATES MOTORCYCLE COMPANY, LTD.

BYLAWS

OF

COATES MOTORCYCLE COMPANY, LTD.

BYLAWS

OF

COATES MOTORCYCLE COMPANY, LTD.

CONTENTS

Page

SECTION 1. OFFICES 1

SECTION 2. STOCKHOLDERS 1

2.1 Annual Meeting 1

2.2 Special Meeting 1

2.3 Place of Meeting 1

2.4 Notice of Meeting 1

2.5 Business for Stockholders= Meetings 2

2.5.1 Business at Annual Meetings 2

2.5.2 Business at Special Meetings 3

2.5.3 Notice of Corporation 3

2.6 Waiver of Notice 3

2.6.1 Waiver in Writing 3

2.6.2 Waiver by Attendance 3

2.7 Fixing of Record Date for Determining Stockholders 3

2.7.1 Meetings 4

2.7.2 Consent to Corporate Action Without a Meeting 4

2.7.3 Dividends, Distributions and Other Rights 4

2.8 Voting List 5

2.9 Quorum 5

2.10 Manner of Acting 5

2.11 Proxies 6

2.11.1 Appointment 6

2.11.2 Delivery to Corporation; Duration 6

2.12 Voting of Shares 6

2.13 Voting for Directors 6

2.14 Action by Stockholders Without a Meeting 7

2.15 Inspectors of Election 7

2.15.1 Appointment 7

2.15.2 Duties 8

SECTION 3. BOARD OF DIRECTORS 8

3.1 General Powers 8

3.2 Number and Tenure 8

3.3 Nomination and Election 8

3.3.1 Nomination 8

3.3.2 Election 9

3.4 Annual and Regular Meetings 9

3.5 Special Meetings 10

3.6 Meetings by Telephone 10

3.7 Notice of Special Meetings 10

3.7.1 Personal Delivery 10

3.7.2 Delivery by Mail 10

3.7.3 Delivery by Private Carrier 10

3.7.4 Facsimile Notice 11

3.7.5 Delivery by Telegraph 11

3.7.6 oral Notice 11

3.8 Waiver of Notice 11

3.8.1 In Writing 11

3.8.2 By Attendance 11

3.9 Quorum 12

3.10 Manner of Acting 12

3.11 Presumption of Assent 12

3.12 Action by Board or Committees Without a Meeting 12

3.13 Resignation 12

3.14 Removal 13

3.15 Vacancies 13

3.16 Committees 13

3.16.1 Creation and Authority of Committees 13

3.16.2 Audit Committee 14

3.16.3 Compensation Committee 14

3.16.4 Nominating and organization Committee 14

3.16.5 Minutes of Meetings 15

3.16.6 Quorum and Manner of Acting 15

3.16.7 Resignation 15

3.16.8 Removal 15

3.17 Compensation 15

SECTION 4. OFFICERS 15

4.1 Number 15

4.2 Election and Term of Office 16

4.3 Resignation 16

4.4 Removal 16

4.5 Vacancies 16

4.6 Chairman of the Board 16

4.7 Chief Executive officer 17

4.8 President 17

4.9 Vice President 17

4.10 Secretary 18

4.11 Treasurer 18

4.12 Salaries 18

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS 18

5.1 Contracts 18

5.2 Loans to the Corporation 18

5.3 Checks, Drafts, Etc. 19

5.4 Deposits 19

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER 19

6.1 Issuance of Shares 19

6.2 Certificates for Shares 19

6.3 Stock Records 20

6.4 Restriction on Transfer 20

6.5 Transfer of Shares 20

6.6 Lost or Destroyed Certificates 20

6.7 Shares of Another Corporation 21

SECTION 7. BOOKS AND RECORDS 21

SECTION 8. ACCOUNTING YEAR 21

SECTION 9. SEAL 21

SECTION 10. INDEMNIFICATION 21

10.1 Right to Indemnification 21

10.2 Rightof Indemnities 22

10.3 Nonexclusivity of Rights 23

10.4 Insurance, Contracts and Funding 23

10.5 Indemnification of Employees and Agents of the Corporation 23

10.6 Persons Serving other Entities 23

10.7 Procedures for the Submission of Claims 24

SECTION 11. AMENDMENTS OR REPEAL 24

BYLAWS

OF

COATES MOTORCYCLE COMPANY, LTD.

SECTION 1. OFFICES

The principal office of the Corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1 ANNUAL MEETING

The annual meeting of the stockholders shall be held the second Thursday of May in each year at the principal office of the Corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection

2.1. 2 SPECIAL MEETINGS

The Chairman of the Board, the President, the Board or the holders of not less than 30 percent of all the outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the meeting may call special meetings of the stockholders for any purpose.

2.3 PLACE OF MEETING

All meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

2.4 NOTICE OF MEETING

The Chairman of the Board, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Upon written request by the holders of not less than the number of outstanding shares of the Corporation specified in subsection 2.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, not less than 10 nor more than 60 days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the Corporation.

2.5 BUSINESS FOR STOCKHOLDERS' MEETINGS

2.5.1 BUSINESS AT ANNUAL MEETINGS

In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business must be properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with subsection 2.5.3 hereof, and received by the Secretary not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1, unless the application of this subsection 2.5.1 to a particular matter is waived in writing by the Board of Directors. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if, it is so determined in either case, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.5.2 BUSINESS AT SPECIAL MEETINGS

At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.4 hereof, shall come before such meeting.

2.5.3 NOTICE TO CORPORATION

Any written notice required to be delivered by a stockholder to the Corporation pursuant to subsection 2.2, subsection 2.4, subsection 2.5.1 or subsection 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's executive offices. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation that are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

2.6 WAIVER OF NOTICE

2.6.1 WAIVER IN WRITING

Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the "DGCL"), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2 WAIVER BY ATTENDANCE

The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7 FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

2.7.1 MEETINGS

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING

For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.7.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8 VOTING LIST

At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present

2.9 QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10 MANNER OF ACTING

In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.11 PROXIES

2.11.1 APPOINTMENT

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2 DELIVERY TO CORPORATION; DURATION

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the Corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12 VOTING OF SHARES

Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13 VOTING FOR DIRECTORS

Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.14 ACTION BY STOCKHOLDERS WITHOUT A MEETING

Subject to the following paragraph, any action that is properly brought before the stockholders by or at the direction of the Board of Directors and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with subsection 2.6.2 hereof) and (b) be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.15 INSPECTORS OF ELECTION

2.15.1 APPOINTMENT

In advance of any meeting of stockholders after this Corporation has become a Public Company (as defined below), the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting. This Corporation shall be a "Public Company" upon the earliest of (a) a vote by the Board of Directors of the Corporation designating the Corporation a Public Company, (b) when a registration statement filed by the Corporation under the Securities Act of 1933, as amended, in connection with an offering of the Corporation's securities to the public first becomes effective or (c) upon the effective date of the registration of the Corporation's securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

2.15.2 DUTIES

The inspectors of election shall: (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots. The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

SECTION 3. BOARD OF DIRECTORS

3.1 GENERAL POWERS

The business and affairs of the Corporation shall be managed by the Board.

3.2 NUMBER AND TENURE

The Board shall be composed of not less than one nor more than nine Directors, the specific number to be set by resolution of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

3.3 NOMINATION AND ELECTION.

3.3.1 NOMINATION

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.5.3 hereof) of such stockholder's intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and, if the Corporation is then a Public Company, such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders' meeting at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof. 5

3.3.2 ELECTION

At each election of Directors, the persons receiving the greatest number of votes shall be the Directors.

3.4 ANNUAL AND REGULAR MEETINGS

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

3.5 SPECIAL MEETINGS

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any Director, and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

3.6 MEETINGS BY TELEPHONE

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.7 NOTICE OF SPECIAL MEETINGS

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.7.1 PERSONAL DELIVERY

If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.7.2 DELIVERY BY MAIL

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the Corporation with postage prepaid at least five days before the meeting.

3.7.3 DELIVERY BY PRIVATE CARRIER

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the Corporation at least three days before the meeting.

3.7.4 FACSIMILE NOTICE

If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the Corporation.

3.7.5 DELIVERY BY TELEGRAPH

If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the Corporation.

3.7.6 ORAL NOTICE

If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

3.8 WAIVER OF NOTICE

3.8.1 IN WRITING

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.8.2 BY ATTENDANCE

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9 QUORUM

A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10 MANNER OF ACTING

The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.11 PRESUMPTION OF ASSENT

A Director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.12 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13 RESIGNATION

Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to -12- 18 the registered office of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14 REMOVAL

At a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to Section 2.14 of these Bylaws, one or more members of the Board (including the entire Board) may be removed, with or without cause, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

3.15 VACANCIES

Any vacancy occurring on the Board may be filled only by the affirmative vote of a majority of the remaining Directors, whether or not they constitute a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of Directors, and until his or her successor shall be elected and qualify.

3.16 COMMITTEES

3.16.1 CREATION AND AUTHORITY OF COMMITTEES

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 -13- 19 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the Corporation, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amending these Bylaws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

3.16.2 AUDIT COMMITTEE

In addition to any committees appointed pursuant to this subsection 3.16, no later than such time as this Corporation may become a Public Company there shall be an Audit Committee, appointed annually by the Board, consisting of at least two Directors who are not members of management. It shall be the responsibility of the Audit Committee, if and when appointed, to review the scope and results of the annual independent audit of books and records of the Corporation, to review compliance with all corporate policies which have been approved by the Board and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

3.16.3 COMPENSATION COMMITTEE

The Board may, in its discretion, designate a Compensation Committee consisting of one or more Directors as it may from time to time determine. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the Corporation and to make recommendations concerning such compensation to the Board; (b) to consider incentive compensation plans for the employees of the Corporation; (c) to carry out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the Corporation; (d) to consult with the Chief Executive Officer or the President concerning any compensation matters deemed appropriate by the Chief Executive Officer or the President or the Compensation Committee; and (e) to perform such other duties as shall be assigned to the Compensation Committee by the Board.

3.16.4 NOMINATING AND ORGANIZATION COMMITTEE

The Board may, in its discretion, designate a Nominating and Organization Committee consisting of one or more Directors as it may from time to time determine. The duties of the Nominating and Organization Committee shall consist of the following: (a) to report and make recommendations to the Board on the size and composition of the Board and nominees for Directors; (b) to evaluate the performance of the officers of the Corporation and together with management, select and recommend to the Board appropriate individuals for election, appointment and promotion as officers of the Corporation and ensure the continuity of capable management; (c) to report and make recommendations to the Board on the organization of the Corporation; and (d) to perform such other duties as shall be assigned to the Nominating and Organization Committee by the Board.

3.16.5 MINUTES OF MEETINGS

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.6 QUORUM AND MANNER OF ACTING

A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.16.7 RESIGNATION

Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.16.8 REMOVAL

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.17 COMPENSATION

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1 NUMBER

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2 ELECTION AND TERM OF OFFICE

The officers of the Corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3 RESIGNATION

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 REMOVAL

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6 CHAIRMAN OF THE BOARD

If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting.

4.7 CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the Corporation. The Chief Executive Officer may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.8 PRESIDENT

In the event of the death of the Chief Executive Officer or his inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the Corporation. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

4.9 VICE PRESIDENT

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the Corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

4.10 SECRETARY

The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the Corporation's records and stock registers, and authentication of the Corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.11 TREASURER

The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.12 SALARIES

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 CONTRACTS

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2 LOANS TO THE CORPORATION

No loans for borrowed money shall be contracted on behalf of the Corporation and no evidences of indebtedness for borrowed money shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 ISSUANCE OF SHARES

No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2 CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be signed by the Chief Executive Officer or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other professionals from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3 STOCK RECORDS

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.4 RESTRICTION ON TRANSFER

Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows: "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this Corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this Corporation) stating that such transaction is exempt from registration or this Corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law."

6.5 TRANSFER OF SHARES

The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6 LOST OR DESTROYED CERTIFICATES

In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

6.7 SHARES OF ANOTHER CORPORATION

Shares owned by the Corporation in another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chief Executive Officer, the President or any Vice President of the Corporation.

SECTION 7. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8. ACCOUNTING YEAR

The accounting year of the Corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9. SEAL

The seal of the Corporation, if any, shall consist of the name of the Corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1 RIGHT TO INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or that, being or having been such a Director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.2 RIGHT OF INDEMNITEE TO BRING SUIT

If a claim under subsection 10.1 hereof is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3 NONEXCLUSIVITY OF RIGHTS

The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or Bylaws of the Corporation or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4 INSURANCE, CONTRACTS AND FUNDING

The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6 PERSONS SERVING OTHER ENTITIES

Any person who is or was a Director or officer of the Corporation who is or was serving (a) as a Director or officer of another Corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the Corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

10.7 PROCEDURES FOR THE SUBMISSION OF CLAIMS

The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 10, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

SECTION 11. AMENDMENTS OR REPEAL

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation; provided, however, the Board of Directors may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

The foregoing Bylaws were adopted by the Board of Directors on April 25, 2003.

Gregory G. Coates, President

EXHIBIT 4.2

FORM OF CERTIFICATE FOR COMPANY'S COMMON STOCK

CMC SHARES

______ ________

Coates Motorcycle Company, Ltd.

INCORPORATED IN THE STATE OF DELAWARE

COMMON STOCK

This certifies that ____________________________________________ is the owner of

_______________________________________ shares.

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $.001 PAR VALUE OF

Coates Motorcycle Company, Ltd.

Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as nor or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS: the facsimile of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ Sharon M. Dunn /s/ Gregory G. Coates

SECRETARY PRESIDENT

DATED _______________ (SEAL) COUNTERSIGNED AMERICAN STOCK TRANSFER & TRUST COMPANY AND NEW YORK, NY TRANSFER AGENT REGISTERED BY: _____________________________ Transfer Agent-Authorized Signature

EXHIBIT 5.1

OPINION OF JOSEPH J. TOMASEK, ESQ. AS TO THE LEGALITY

OF THE COMMON SHARES BEING REGISTERED.

Joseph J. Tomasek

Attorney At Law

75-77 North Bridge Street

Somerville, New Jersey 08876

September 23, 2003

Coates Motorcycle Company, Ltd.

2100 Highway #34 & Ridgewood Road

Wall Township, New Jersey 07719

Ladies and Gentlemen::

I have acted as counsel for Coates Motorcycle Company, Ltd., a Delaware corporation ("Coates Motorcycle"), in connection with the preparation of Registration Statement on Form SB-2 to be filed by Coates Motorcycle with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement relates to up to 2,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common stock").

I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Coates Motorcycle, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Coates Motorcycle and others.

Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully-paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the stock for offer and sale in those states and to the reference under the caption "Legal Matters" in the prospectus included in the Company's registration statement.

Very truly yours,

Joseph J. Tomasek, Esq.

Exhibit 10.1

SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT (the "Agreement"), dated this 30th day of April, 2003 by and between COATES INTERNATIONAL. LTD., having a business address at 2100 Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719-9738 (the "LICENSOR") and COATES MOTORCYCLE COMPANY, LTD, having a business address at 2100 Highway 34 & Ridgewood Road, Wall Township, NJ 07719-9738 (the "LICENSEE").

BACKGROUND

WHEREAS, LICENSOR owns and/or has the exclusive right to sublicense certain Patent Rights and Technical Information (as hereinafter defined) relating to Licensed Products (as hereinafter defined) to make, use and sell motorcycles in the United States of America and the Western Hemisphere.

WHEREAS, LICENSOR desires to grant to LICENSEE certain rights under such Patent Rights and Technical Information in the Territory (as hereinafter defined);

WHEREAS, LICENSEE desires to acquire such rights in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the parties hereto as follows:

ARTICLE l - DEFINITIONS

As set forth herein, the following terms shall be defined as follows:

1.1 - CSRV Valve System shall mean a cylinder head or heads for an internal combustion engine manufactured in accordance with the Patent Rights and/or Technical Information (as hereinafter defined) pertaining to the Coates Spherical Rotary Valve System.

1.2 - CSVR Valve Seal shall mean a valve seal for use with a CSRV Rotary Valve Sphere (as hereinafter defined) in the Coates Spherical Rotary Valve System.

1.3 - A CSRV Rotary Valve Sphere shall mean a spherical rotary valve used in the CSRV Valve System in accordance with the Technical Specifications.

1.4 - Dollars and $ shall mean the official currency of the government of the United States of America.

1.5 - Field of Use shall mean utilizing in the Territory the CSRV Valve System solely, and for no purpose other than, the manufacturing, use and sale of motorcycles and gasoline-powered internal combustion engines used in motorcycles for street, racetrack, etc. This Sublicense and Field of Use shall also include the right to sublicense and/or make franchise agreements with third parties.

1.6 - Head Part as defined in Section 1.12.

1.7 - Head Unit as defined in Section 1.12.

1.8 - Improvement shall mean any improvement, change or modification to the CSRV System which may be developed, created or acquired by either party to this Agreement, but only to the extent that the same comes within the scope of one or more claims in the Patent Rights (as hereinafter defined).

1.9 - Improvement Patent is a patent that covers an Improvement.

1.10 - LICENSEE shall mean LICENSEE as specified on the title page of this Agreement and any subsidiary thereof having more than 50% of its ordinary voting shares held and/or controlled by LICENSEE.

1.11 - License Period as defined in Section 2.1.

1.12 - Licensed Product shall mean internal combustion engine heads installed in motorcycles and gasoline-powered internal combustion engines used in motorcycles for street, racetrack, etc., as limited by the Field of Use, incorporating the Patent Rights and/or Technical Information in its design and manufacture ("Head Unit(s)") as well as parts and accessories incorporating in their design and manufacture the Patent Rights and/or Technical Information and which form a part of the Head Unit ("Head Part(s)"). Licensed Product shall also mean any other product manufactured and/or sold by LICENSEE, with the written permission of LICENSOR, based on the Patent Rights and/or Technical Information.

1.13 - Licensing Fee as defined in Section 5.1.

1.14 - Sold Unit shall mean a Licensed Product, that has been sold by Licensee or any of its sublicensees as permitted under this Sublicense and the sales price from such sale has been received or collected by the Licensee and as a result, is included in the determination of royalty payments due and owing to LICENSOR pursuant to the terms of this Agreement.

1.15 - Patent Rights shall mean the patents and patent applications and all patents which may be issued pursuant to such patent applications, as listed in Attachment 1.15, together with any continuations or continuations in part thereof, and all patents issuing thereon including reissues, patents of addition and any registration or confirmation patents corresponding thereto and all corresponding foreign patents and patent applications.

1.16 - Payment Computation Period as defined in Section 5.3.

1.17 - Regulatory Approval shall mean all governmental approvals necessary for LICENSEE to have the right to market or use the Licensed Product in the Territory.

1.18 - Regulatory Authority shall mean the national, state or local authority responsible for granting Regulatory Approval in the Territory.

1.19 - Royalty and/or Royalties as defined in Section 5.2.

1.20 - Technical Information shall mean all information concerning the Coates Spherical Rotary Valve System disclosed by LICENSOR to LICENSEE, together with all proprietary information, trade secrets, skills and experience, recorded and unrecorded, accumulated from time to time during the term of this Agreement, relating to the Licensed Product and all designs, drawings, specifications and the like, owned by LICENSOR, insofar as the same relate to the Licensed Product.

1.21 - Technical Specifications shall mean the specifications and performance parameters developed by LICENSOR for the Coates Spherical Rotary Valve System.

1.22 - Territory shall mean all of the countries and their possessions comprising North America, Central America and South America.

ARTICLE II - LICENSES GRANTED

2.1 - Licenses Granted to LICENSEE

Subject to the terms and conditions set forth herein, for a license period equal to the duration of the Patents commencing upon the Payment Date, as defined in Section 5.1 (the "License Period"), unless terminated pursuant to Article VIII, LICENSOR hereby grants to LICENSEE:

(a) Engines. An exclusive license, with the right to grant sublicenses to make, use, sell or franchise to others, throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, to make or retrofit motor vehicle engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease or otherwise dispose of such motor vehicle engines; and

(b) CSRV Valve Seals. Within the limitations set forth in subsections 2.1(a), a non-exclusive license to use CSRV Valve Seals solely in the manufacture of CSRV Valve Systems for incorporation into motor vehicle engines throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein.

2.2 - Limitation of Licenses Granted. The licenses granted in Section 2.1 are subject to the following:

(a) No license is granted to LICENSEE to make or have made CSRV Valve Seals. It is understood and agreed that one such CSRV Valve Seal shall be used in conjunction with each CSRV Rotary Valve Sphere incorporated in the CSRV Valve System by LICENSEE and only CSRV Valve Seals shall be used in the manufacture, or in the subsequent servicing, of any CSRV Valve System or any internal combustion engine that incorporates the CSRV Valve System, a CSRV Valve Seal or a CSRV Rotary Valve System. As set forth in Section 5.8 of this Agreement, the terms and conditions pursuant to which the LICENSOR shall sell CSRV Valve Seals to the LICENSEE shall be set forth in a separate contract.

(b) No license is granted to LICENSEE with respect to CSRV Valve Systems which are sold, leased or used except under the name and the warranties of LICENSEE. The manufacture and sale of Licensed Products on a subcontract basis, where the name of LICENSEE is not clearly associated with the manufacture of the Licensed Product, is expressly excluded from, and prohibited by, this Sublicense.

(c) No license is granted to LICENSEE with respect to any other purpose or use except the Field of Use, including any new vehicle or new engine, the power source for the generation of electrical energy, the pressurization and distribution of natural gas or well gas for commercial use or for private use or for individual homes or for any other purpose, use or application, any truck of any size, motor home, SUV, tractor, farm equipment, motorized or self-propelled equipment, watercraft, marine engines, helicopters, airplanes, rockets, generators, turbines, compressors, any engine not fueled by gasoline, any power source for any equipment or product other than motor vehicles, such as lawnmowers, Porsche engines, Ford engines, General Motors engines, engines for Ford automobiles, engines for General Motors automobiles, engines for Porsche automobiles and any other engine the rights to which have previously been, or which may subsequently be, the subject of a license agreement between CIL and any third party).

(d) No license is granted to LICENSEE to permit the manufacture or processing of any CSRV Valve System components by a subcontractor except pursuant to the express prior written consent of LICENSOR which the LICENSOR shall not be obligated to grant.

2.3 - Furnishing Know-How and Supporting Services.

LICENSOR will promptly upon execution of this Agreement, furnish to LICENSEE copies of all documents and items comprising the Technical Information and Technical Specifications so that LICENSEE, as its own cost and expense, can create the design and specifications for the Licensed Product.

2.4 - Improvements.

(a) If LICENSOR has heretofore brought about or shall hereafter during the License Period bring about any Improvement to Licensed Products, LICENSOR shall promptly disclose such Improvement to LICENSEE.

(b) If LICENSEE has heretofore brought about or shall hereafter during the License Period bring about any Improvement, LICENSEE shall promptly disclose such Improvement to LICENSOR. If such Improvement appears to be patentable, LICENSOR shall have the first option to file a patent application thereon in LICENSOR'S name. The expense of filing, securing and maintaining patent protection on such Improvement shall be borne by LICENSOR. If LICENSOR shall elect not to file any such patent application, then LICENSEE shall have the option to do so in its own name and at its own expense.

(c) LICENSEE agrees to grant and hereby grants to LICENSOR a non-exclusive, royalty-free license, together with the right to grant sublicenses to other LICENSEES of LICENSOR under each of said patent applications and any patents issuing as set forth in subsection 2.4(b).

(d) If LICENSOR receives from another LICENSEE of the Coates Spherical Rotary Valve System a non-exclusive, royalty-free license, together with a right to grant sublicenses for an Improvement, LICENSOR shall promptly inform LICENSEE of such Improvement and shall include such patent applications and/or patents issuing thereon in Attachment 1.15.

2.5 - Patent Markings.

LICENSEE shall mark on an exposed surface of all Licensed Products made pursuant to the authority set forth in this Agreement appropriate patent markings identifying LICENSOR as owner of the patents and/or patent applications. The content, form and language used in such markings shall be in accordance with all applicable laws and shall be approved in advance, in writing, by LICENSOR.

2.6 - Acknowledgement of License.

On all CSRV Valve Systems, LICENSEE shall acknowledge that the same are manufactured under license from LICENSOR. Unless otherwise agreed to by the parties, the following notice shall be used by LICENSEE on an exposed surface of all Licensed Products: "Manufactured under license from Coates International Ltd." Such notice shall also be used in all descriptive materials and instruction and service manuals relating to the Coates Spherical Rotary Valve System.

ARTICLE III - TECHNICAL COOPERATION AND APPROVALS

3.1 - Technical Cooperation.

Upon request by LICENSEE, LICENSOR shall furnish to LICENSEE technical assistance with respect to the design and product engineering of the Coates Spherical Rotary Valve System. Such technical assistance and the compensation that LICENSEE is to pay to LICENSOR will be provided under the terms of a separate engineering contract.

3.2 - Regulatory Approval.

During the License Period, LICENSEE assumes the complete responsibility, at LICENSEE'S sole cost and expense, for obtaining Regulatory Approval, where required, from each Regulatory Authority, for the manufacture, sale and use of the Coates Spherical Rotary Valve System in the Territory.

LICENSOR, at the sole cost and expense of LICENSEE, agrees to provide LICENSEE with all reasonable assistance and cooperation in the preparation and submission of any application for Regulatory Approval.

ARTICLE IV - CONFIDENTIAL INFORMATION

4.1 - LICENSEE shall use all Technical Information and Technical Specifications obtained heretofore or hereafter from LICENSOR for the sole purpose of manufacturing and selling Licensed Products under this Agreement.

4.2 - LICENSE shall hold in confidence any and all Technical Information and Technical Specifications disclosed directly or indirectly to LICENSEE by LICENSOR, under this Agreement except that such obligation does not extend to: (a) Technical Information and Technical Specifications which at the time of the disclosure are in the public domain; (b) Technical Information and Technical Specifications which after disclosure is published or otherwise becomes part of the public domain through no fault of LICENSEE (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (c) Technical Information and Technical Specifications which LICENSEE can prove was in its possession (as evidenced by LICENSEE'S written records) at the time of the disclosure and was not acquired, directly or indirectly from LICENSOR or from a third party under an obligation of confidence; and (d) Technical Information and Technical Specifications which LICENSEE can prove was received by it (as evidenced by LICENSEE'S written records) after the expiration of the License Period from a third party who did not require LICENSEE to hold such information in confidence and who did not acquire it, directly or indirectly from LICENSOR under an obligation of confidence.

4.3 - LICENSEE shall upon request by LICENSOR, obtain from its officers, employees and other persons having access to Technical Information and Technical Specifications, a duly-binding agreement to maintain such information in confidence by any such person in a form acceptable to LICENSOR.

4.4 - Within thirty (30) days of the expiration of the License Period LICENSEE shall return to LICENSOR all Technical Information and Technical Specifications together with all other confidential information belonging to LICENSOR.

ARTICLE V - PAYMENTS

5.1 - Licensing Fee. In consideration of the rights granted hereunder, LICENSEE (a) shall pay LICENSOR a Licensing Fee, subject to adjustment increases as described below, of 2,550,000 common shares of Coates Motorcycle Company, Ltd., representing more than fifty (50%) percent of the currently issued and outstanding LICENSEE shares of common stock, deliverable on the date on which LICENSEE executes this Agreement, and;

(b) LICENSEE hereby grants to the LICENSOR an absolute anti-dilution right, to be recognized and applied as follows:

A. LICENSOR and LICENSEE hereby acknowledge that there are currently 5,060,000 common shares of LICENSEE outstanding which amount includes the 2,550,000 common shares issued to LICENSOR pursuant to the terms of this Agreement.

B. The parties intend that the anti-dilution right granted to LICENSOR herein shall require that the LICENSEE issue from time to time a sufficient amount of its equity securities to LICENSOR so that at all times during the corporate existence of LICENSEE, LICENSOR shall own and control in excess of fifty (50%) percent of all classes or series of all of the outstanding equity securities of LICENSEE at all times. The parties further intend that by virtue of this anti-dilution right granted by LICENSOR, LICENSOR shall at all times be deemed the parent and the LICENSEE a subsidiary of the parent under the Delaware General Corporation Law.

C. LICENSEE covenants to LICENSOR that it shall issue to the LICENSOR that number of additional shares of its equity securities identical in nature and equal in amount to any issuance or issuances of LICENSEE'S equity securities that may be made to any third party or parties following the date hereof.

D. LICENSEE shall apply the anti-dilution right in accordance with the following example: currently there are 5,060,000 LICENSEE common shares outstanding, including the 2,550,000 common shares issued to the LICENSOR today; in the event the LICENSEE should issue 500,000 shares of its common stock in a private placement to investors following the date hereof, LICENSEE shall issue to LICENSOR, as soon as practicable after any such issuance and in accordance with its obligation to issue to LICENSOR its equity securities in identical nature and in an equal amount, 500,000 shares of its common stock..

5.2 - Royalties.

(a) In further consideration for the grant of the License set forth in Article II of this License Agreement, LICENSEE shall pay LICENSOR a royalty for each Sold Unit in the amount of $50.00 per each 1,000 cc. The royalties provided for in this Section 5.2 shall be payable with respect to each Sold Unit.

(b) Except as otherwise specified, the royalty payments required by Section 5.2 shall accrue when a Licensed Product becomes a Sold Unit as sold by LICENSEE or its permitted sublicensees.

5.3 - LICENSEE shall pay the royalties accruing during each Payment Computation Period (consisting of each day during each calendar month for each calendar year, including the first and the last day of each calendar month), ten (10) days after the end of such Payment Computation Period and such payment shall be accompanied by a royalty report stating the following:

(a) the number of Sold Units of each Licensed Product type sold during such Payment Computation Period; and

(b) the amount of the royalty payment due for each such Licensed Product during each such Payment Computation Period, broken down to reflect the derivation of such amount.

5.4 - Mode of Payment. All amounts payable under this Agreement shall be paid in U.S. Dollars in immediately available federal funds.

5.5 - Taxes. Any taxes required to be paid or withheld with respect to amounts payable to LICENSOR under this Agreement shall be deducted at the rates specified by applicable law, regulation or treaty from the amount of the payments due hereunder. LICENSEE for LICENSOR'S account shall promptly provide receipts from the relevant government or taxing authority evidencing payment of such taxes.

5.6 - Place of Payment. All payments under this Agreement shall be remitted to LICENSOR at its offices at the address specified in Article XVI.

5.7 - Books and Records. Until five (5) years after the termination of the License Period, LICENSEE shall keep full and accurate books and records setting forth the sales records and the amount of compensation payable with respect to the Sold Units of each Licensed Product. LICENSEE shall permit an independent certified public accountant selected by LICENSOR to examine such books and records, upon reasonable notice during working hours, at any time, but not later than two (2) years following the payment in question, for the purpose of verifying the reports, accounting and payments required by this Agreement.

5.8 - Product Prices. Based upon prices, terms and conditions set forth in a separate agreement, LICENSEE shall buy all of the CSRV Valve Seals to be utilized under this Agreement from LICENSOR. LICENSOR agrees to provide LICENSEE with such other subsystems of the Coates Spherical Rotary Valve System as LICENSEE may require, subject to prices, terms and conditions set forth in a separate contract. Prices to LICENSEE shall be competitive to prices charged to other LICENSEES for similar quantities of components or assemblies.

ARTICLE VI - PATENT ENFORCEMENT

6.1 - LICENSEE shall immediately inform LICENSOR of any infringement, potential or actual, of the Patent Rights which may come to LICENSEE'S attention. LICENSOR in its sole discretion may, but shall not be obligated to, take whatever steps it deems advisable to terminate any such potential or actual infringement of any of the Patent Rights. If LICENSOR shall elect not to pursue such third party, LICENSEE, at its sole cost and expense and with LICENSOR's approval, may take such action to terminate such infringement, in which event LICENSOR agrees to cooperate with LICENSEE.

ARTICLE VII - REPRESENTATIONS, OBLIGATIONS,

WARRANTIES AND DISCLAIMERS

7.1 - LICENSOR represents and warrants as follows:

(a) All Technical Information delivered prior to the date of the execution hereof has been, and all Technical Information delivered hereafter will be, to the best of LICENSOR'S knowledge, substantially accurate and complete with respect to material matters.

(b) LICENSOR is the rightful owner of the Patent Rights and has the exclusive right to license all of the Patent Rights, and all such Patent Rights pertaining to the CSRV Valve System under LICENSOR'S control and possession are set forth in Attachment 1.15.

(c) LICENSOR has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(d) LICENSOR shall not compete with LICENSEE at any time in the Territory only with respect to the Field of Use.

(e) LICENSOR is a duly organized, validly existing corporation of the State of Delaware and its corporate charter has never been revoked or suspended.

7.2 - LICENSEE represents and warrants as follows:

(a) LICENSEE has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(b) LICENSEE is a duly organized, validly existing corporation of the State of Delaware and its authority to operate as a corporation has never been revoked or suspended.

(c) LICENSEE has the financial capability to pay the consideration that is required by Article V.

7.3 - Obligations of LICENSEE. LICENSEE will:

(a) execute all such tasks as may be necessary to bring about the speedy manufacture, sale and use of Licensed Products consistent with good business practice;

(b) ensure that all steps within its power are undertaken with all reasonable speed to ensure that Licensed Products made by LICENSEE comply with all relevant governmental regulations in the Territory; and

(c) make or have made Licensed Products in a professional and workmanlike manner to meet general engineering standards.

7.4 - Limitation of LICENSOR'S Warranties.

(a) Nothing contained in this Agreement shall be construed as a warranty or representation by LICENSOR as to the validity or scope of any patent included in the Patent Rights. Furthermore, no warranty or representation is made by LICENSOR that the manufacture, use or sale or other disposition by LICENSEE of Licensed Products will be free of infringement of any patent or other rights of persons not a party hereto. LICENSOR shall not be obliged to defend, indemnify or hold LICENSEE harmless against suit, claim, demand or action based on actual or alleged infringement of any patent or other rights belonging to persons not a party to this Agreement. Any such suit, claim, demand or action based on actual or alleged infringement by LICENSEE shall not relieve LICENSEE from the performance of its obligations hereunder.

(b) LICENSOR makes no representations, extends no warranties of any kind, express or implied, and assumes no responsibility whatsoever with respect to the use, sale or other disposition by LICENSEE or its vendees or other transferees of products incorporating, or made by use of, Patent Rights, Technical Information and/or Technical Specifications furnished under this Agreement.

7.5 - Indemnification and Insurance.

(a) LICENSEE shall indemnify and hold LICENSOR harmless from and against any and all expenses (including attorneys fees and costs), claims, demands, liabilities or money judgments for death or bodily injury arising from the testing, manufacturing, sale or use of any Licensed Product by LICENSEE, or its vendees or transferees; provided, however, that LICENSEE shall give LICENSOR notice as soon as practicable of any claim or action to which the foregoing provisions apply. LICENSOR shall have the right, but not the obligation, to participate in any compromise, settlement or defense of any such claim or action.

(b) LICENSEE for the benefit of LICENSOR shall secure product liability insurance and comprehensive general liability insurance coverage designating LICENSOR as a named insured, for bodily injury and property damage, with a combined single limit coverage of not less than $10,000,000.00, from a recognized insurance company qualified to do business in the State of New Jersey that is acceptable to LICENSOR. As proof of insurance coverage, LICENSEE shall, within thirty (30) days of the Payment Date, provide a certificate of fully paid insurance, naming LICENSOR as an insured party, for LICENSOR'S approval, to be effective before LICENSEE makes, uses or sells any Licensed Product. Such insurance shall be maintained throughout the term of this License Agreement, and at all times LICENSEE shall ensure that LICENSOR is provided with a copy of the effective certificate of insurance.

(c) Each of the parties hereto shall indemnify and save harmless the other of, from and against any losses, damages and expenses (including legal fees and costs) which the other may suffer or incur by reason of a breach of any agreement, representation or warranty set forth in this Agreement.

(d) The provisions of Section 7.5 shall survive the termination or expiration of this Agreement.

ARTICLE VIII - DURATION AND TERMINATION

8.1 - Subject to the provisions of Section 8.3, all rights and obligations under this Agreement shall expire upon the expiration of the last to expire patent comprising the Patent Rights and any Improvement Patent added thereto.

8.2 - If either LICENSEE or LICENSOR commits a material breach of any provision of this Agreement, and such breach is not cured within thirty (30) days after the date on which a written notice of breach is sent to the breaching party, the non-breaching party shall have the right to terminate this Agreement upon ten (10) days further written notice.

8.3 - This Agreement shall terminate effective immediately upon:

(a) The filing by LICENSEE of an involuntary petition in bankruptcy, the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator for LICENSEE in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings, or the winding up or liquidation of its affairs, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of sixty (60) consecutive days; or

(b) The consent by LICENSEE to the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or relating to LICENSEE, or relating to substantially all of its property, or if LICENSEE shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any application insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

8.4 - Termination shall not release either LICENSEE or LICENSOR from any obligation arising prior to such termination or any requirement pursuant to Article VII.

8.5 - In the event of any termination of this Agreement, other than because of LICENSEE'S default, LICENSEE shall be entitled to fill orders for Licensed Products already received and to make and to use and/or to sell Licensed Products for which commitments to customers have been made at the time of such termination, subject to the payment of applicable royalties.

8.6 - Any termination of this Agreement shall be without prejudice as to any obligation of either party to the other accruing prior to or at such termination. Applicable royalties shall be payable under Section 5.2 of Article V with respect to sales of all Licensed Products which were manufactured or were in the course of being manufactured prior to such termination or for which LICENSEE had accepted orders prior to such termination.

8.7 - The provisions of Article IV shall survive the termination or expiration of this Agreement.

ARTICLE IX - WAIVER

9.1 - No provision of this Agreement shall be deemed to have been modified by any acts of LICENSOR, its agents or employees, or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by both parties. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

ARTICLE X - LIMITATIONS OF RIGHTS AND AUTHORITY

10.1 - No right or title whatsoever in the Patent Rights, Licensed Products, Technical Specifications or Technical Information is granted by LICENSOR to LICENSEE, or shall be taken or assumed by LICENSEE, except as is specifically set forth or granted in this Agreement.

10.2 - Neither party shall in any respect whatsoever be taken to be the partner, agent or representative of the other party and neither party shall have any authority to assume any obligation for the other party or to commit the other party in any way.

10.3 - Neither party shall at any time heretofore or hereafter publicly state nor imply that the terms and conditions specified herein, or that the relationship between LICENSOR and LICENSEE, are in any way different from those specifically set forth in this Agreement. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all promotional material relating to this Agreement and to Licensed Products.

ARTICLE XI - FORCE MAJEURE

11.1 - Neither LICENSOR nor LICENSEE shall be liable for the failure to perform or delay in performing obligations set forth in this Agreement and neither LICENSOR nor LICENSEE shall be deemed in breach of its obligations to the extent, and for so long as, such failure or delay or breach is due to natural disaster or any cause reasonably beyond the control of LICENSOR or LICENSEE. Either LICENSOR or LICENSEE desiring to invoke this Article shall notify the other party promptly of such desire and shall use reasonable efforts to resume performance of its obligations as soon as is reasonably possible. However, if performance by either LICENSOR or LICENSEE becomes impossible for more than one consecutive twelve (12) month period by reason thereof, this Agreement will be terminated upon either party giving thirty (30) days' advance written notice.

ARTICLE XII - INJUNCTIVE RELIEF FOR BREACH;

SEVERABILITY AND ENFORCEABILITY

12.1 - LICENSEE agrees that LICENSOR may not be adequately compensated by damages at law for a breach or threatened breach by LICENSEE of any of the provisions of Articles II, IV and XIII and sections 7.4 and 17.2 of this Agreement, and that LICENSOR shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies.

12.2 - Each of the covenants contained in this Agreement shall be construed as separate covenants, and if any court of last resort shall determine that any such covenants are too broad as to the area, activity or time set forth therein, said area, activity or time shall be deemed reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time, without limiting the scope or enforceability of the remaining provisions of those sections.

12.3 - If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by law, then, and in such an event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all other respects, will remain in force.

12.4 - It is specifically agreed that no provision in any manner violative of the anti-trust laws of the United States of America or other governmental authority within the Territory as now or hereafter enacted or construed, is intended to be or will be considered to be incorporated into this Agreement or will be binding upon the parties.

ARTICLE XIII - LIMITATION OF ASSIGNMENT BY LICENSEE

13.1 - The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it, either in part or in whole, without prior written consent of LICENSOR, which may be denied, withheld or conditioned by LICENSOR in its sole discretion. However, LICENSEE shall have the right to transfer and assign its rights, duties and privileges under this Agreement in connection with its merger or consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall have agreed with LICENSOR to perform all of the transferring party's obligations and duties hereunder.

ARTICLE XIV - GOVERNING LAW

14.1 - This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey and each party hereby submits to the exclusive jurisdiction of any state or federal court located in the State of New Jersey in the event of any claims arising under this Agreement.

ARTICLE XV - ENTIRE AGREEMENT

15.1 - This Agreement sets forth the entire agreement and understanding by and between LICENSOR and LICENSEE as to the subject matter hereof and has priority over all documents, verbal consents and understandings made before the execution of this Agreement, and none of the terms of this Agreement shall be amended or modified except in a written document signed by LICENSOR and LICENSEE.

15.2 - In the event of an inconsistency between any of the terms of this Agreement and any translation thereof into another language, the English language version shall control.

ARTICLE XVI - NOTICES

16.1 - Any notice, consent or approval required under this Agreement shall be in English and in writing, and shall be delivered to the following addresses (a) personally by hand, (b) by certified mail, postage prepaid, with return receipt requested, or (c) by telefax, confirmed by such certified mail:

If to LICENSOR:

COATES INTERNATIONAL, LTD.

2100 HIGHWAY 34 & RIDGEWOOD ROAD

WALL TOWNSHIP, NJ 07719-9738

(732) 449-7717

(732) 449-0764

If to LICENSEE:

COATES MOTORCYCLE COMPANY, LTD.

2100 HIGHWAY 34 & RIDGEWOOD ROAD

WALL TOWNSHIP, NJ O7719-9738

Tel. No.: (732) 449-7717

Fax No.: (732) 449-0764

All notices shall be deemed effective upon the date delivered. If either party desires to change the address to which notice is sent to such party, it shall so notify the other party in writing in accordance with the foregoing.

ARTICLE XVII - MISCELLANEOUS

17.1 - Headings and References. Headings in this Agreement are included herein for ease of reference only and have no legal effect. References herein to Sections or Attachments are to Sections and Attachments to this Agreement, unless expressly stated otherwise.

17.2 - Restriction on Disclosure of Terms and Provisions.

(a) This Agreement shall be distributed solely to:

(i) those personnel of LICENSOR and LICENSEE who shall have a need to know its contents;

(ii) those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement;

(iii) those persons, if any, whose knowledge of its contents is essential in order to permit LICENSEE or LICENSOR to place or maintain or secure benefits under policies of insurance; or

(iv) as may be required by law, regulation or judicial order.

(b) In the event disclosure is required by law, regulation or judicial order, the disclosing party shall request that any disclosure be kept secret and shall attempt to minimize disclosure of the financial terms of this Agreement. Any party may publicly announce the existence of this Agreement, the manner in which the parties shall operate, and the areas of responsibility of each party. Except as legally required, no party may disclose the amount of payments or royalty rates without the consent of the other party. The parties will consult with each other prior to any press release relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written above in duplicate by their duly authorized representatives.

LICENSOR:

ATTEST: COATES INTERNATIONAL, LTD.

__/s/ Shirley Naidel_________ By: _/s/ George J. Coates_____________

Secretary George J. Coates, President

ATTEST: LICENSEE:

COATES MOTORCYCLE COMPANY, LTD.

__/s/ Shirley Naidel__________ By: _/s/ Gregory G. Coates___________

Secretary Gregory G. Coates, President

ATTACHMENT 1.15

PATENTS AND PATENT APPLICATIONS

Date Date

US Patent No. Application Filed of Patent

4,989,576 (Mark I) July 26,1982 February 5,1991

4,953,527 (Mark II) November 14,1998 September 4,1990

4,989,558 (Mark II) September 14,1998 February 5, 1991

4,944,261 (Mark IIB) October 16,1989 July 31,1990

4,976,232 (Valve Seal) December 6,1989 December 11,1990

5,109,814 (Spherical Valve) May 10,1991 May 5,1992

5,361,739 (Mark III) May 12,1993 November 8,1994

5,048,979 (Self-Adjusting

Bearing Assembly) June 13, 1990 September 17, 1991

5,601,405 (Valve Apparatus

for Steam Turbines) August 14, 1995 February 11, 1997

6,008,710 (Magnetic Inductor

Water Conditioner) May 17, 1999 December 28, 1999

6,308,676B1 (Cooling System

for Rotary Valve Engine) September 8, 2000 October 30, 2001

6,293,098B1 (Methods &

Apparatus for Joining

Pressurized Exhaust

Manifold Sections) August 29, 2000 September 25, 2001

In addition to the foregoing issued patents, the following U.S. patent applications are pending to obtain protection for further inventions covering:

Application No. Description

10/074311 Improved Valve Seals for Rotary Valve Engine

PCT/USO1/26872 Cooling Assembly for Spherical Rotary Valve Engine

10/336,896 Rotary Valve & Valve Seal Assembly

10/313,540 Improved Spherical Rotary Intake Valve

10/287,419 Piston Head for Internal Combustion Engine

235-0035 Piston Head for Diesel Engine

235-034 Bearing Assembly

20010023 Mark IIIB (Divisional Spheres)

ATTACHMENT 1.15

PATENTS AND PATENT APPLICATIONS -CONTINUED:

The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong King, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Exhibit 10.2

LICENSE AGREEMENT

THIS AGREEMENT, dated this 30th day of April, 2003 by and between THE COATES TRUST having a business address at Katherina Court, 101 East Hill Place, Market Street North, Nassau, the Bahamas, GEORGE J. COATES and GREGORY G. COATES, having a business address at 1811 Murray Drive, Wall Township, NJ 07719-9738 (the "LICENSORS") and COATES MOTORCYCLE COMPANY, LTD., having a business address at 2100 Highway 34 & Ridgewood Road, Wall Township, NJ 07719-9738 (the "LICENSEE").

BACKGROUND

WHEREAS, LICENSOR owns and/or has the right to license certain Patent Rights and Technical Information (as hereinafter defined) relating to Licensed Products (as hereinafter defined) for the sale and use of the CSRV System in motorcycles for the rest of the world.

WHEREAS, LICENSOR desires to grant to LICENSEE certain rights under such Patent Rights and Technical Information in the Territory (as hereinafter defined);

WHEREAS, LICENSEE desires to acquire such rights in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the parties hereto as follows:

ARTICLE l - DEFINITIONS

As set forth herein, the following terms shall be defined as follows:

1.1 - CSRV Valve System shall mean a cylinder head or heads for an internal combustion engine manufactured in accordance with the Patent Rights and/or Technical Information (as hereinafter defined) pertaining to the Coates Spherical Rotary Valve System.

1.2 - CSVR Valve Seal shall mean a valve seal for use with a CSRV Rotary Valve Sphere (as hereinafter defined) in the Coates Spherical Rotary Valve System.

1.3 - A CSRV Rotary Valve Sphere shall mean a spherical rotary valve used in the CSRV Valve System in accordance with the Technical Specifications.

1.4 - Dollars and $ shall mean the official currency of the government of the United States of America.

1.5 - Field of Use shall mean utilizing in the Territory the CSRV Valve System solely, and for no purpose other than, the use and sale of motorcycles incorporating gasoline-powered internal combustion engines, (excluding any non-military motor vehicle weighing over 8,000 pounds, which is intended to be driven on a public road, new vehicles, Porsche engines, Ford engines, General Motors engines, engines for Ford automobiles, engines for General Motors automobiles and engines for Porsche automobiles and any other engine the rights to which have previously been, or which may subsequently be, the subject of a license agreement between CIL and any third party) as the power plant for racing cars and passenger cars manufactured only and exclusively in the Territory. The Field of Use shall not include any of the following: any vehicles not specifically included in the Field of Use, any new vehicle or new engine, any engine not manufactured or retrofitted in the Territory, any truck of any size, motor home, SUV, tractor, farm equipment, motorized or self-propelled equipment, military vehicles or equipment of any kind, watercraft, marine engines, helicopters, airplanes, rockets, motorcycles, generators, turbines, compressors, retrofitting any engine that is not a V-8 or Chrysler V-10 engine, any engine not used in a racing car or passenger car, any power source for any equipment or product other than motor vehicles, such as lawnmowers, or the pressurization or distribution of natural or well gas, Porsche engines, Ford engines, General Motors engines, engines for Ford automobiles, engines for General Motors automobiles, engines for Porsche automobiles and any other engine the rights to which have previously been, or which may subsequently be, the subject of a license agreement between CIL and any third party).

1.6 - Head Part as defined in Section 1.12.

1.7 - Head Unit as defined in Section 1.12.

1.8 - Improvement shall mean any improvement, change or modification to the CSRV System which may be developed, created or acquired by either party to this Agreement, but only to the extent that the same comes within the scope of one or more claims in the Patent Rights (as hereinafter defined).

1.9 - Improvement Patent is a patent that covers an Improvement.

1.10 - LICENSEE shall mean LICENSEE as specified on the title page of this Agreement and any subsidiary thereof having more than 50% of its ordinary voting shares held and/or controlled by LICENSEE.

1.11 - License Period as defined in Section 2.1.

1.12 - Licensed Product shall mean a new gasoline-powered internal combustion engine head, as limited by the Field of Use, incorporating the Patent Rights and/or Technical Information in its design and manufacture ("Head Unit(s)") as well as parts and accessories incorporating in their design and manufacture the Patent Rights and/or Technical Information and which form a part of the Head Unit ("Head Part(s)"). Licensed Product shall also mean any other product manufactured and/or sold by LICENSEE, with the written permission of LICENSOR, based on the Patent Rights and/or Technical Information.

1.13 - Licensing Fee as defined in Section 5.1.

1.14 - Manufactured Unit shall mean a Licensed Product, irrespective of whether it has been sold by the LICENSOR to a third party, that has completed the manufacturing process and as a result, is included in the determination of royalty payments due and owing to LICENSOR pursuant to the terms of this Agreement. In the case of a Head Unit, a Licensed Product shall be considered a Manufactured Unit when a casting for the engine head is made. In the case of a Head Part, a Licensed Product shall be considered a Manufactured Unit when the casting process is complete.

1.15 - Patent Rights shall mean the patents and patent applications and all patents which may be issued pursuant to such patent applications, as listed in Attachment 1.15, together with any continuations or continuations in part thereof, and all patents issuing thereon including reissues, patents of addition and any registration or confirmation patents corresponding thereto and all corresponding foreign patents and patent applications.

1.16 - Payment Computation Period as defined in Section 5.3.

1.17 - Regulatory Approval shall mean all governmental approvals necessary for LICENSEE to have the right to market or use the Licensed Product in the Territory.

1.18 - Regulatory Authority shall mean the national, state or local authority responsible for granting Regulatory Approval in the Territory.

1.19 - Royalty and/or Royalties as defined in Section 5.2.

1.20 - Technical Information shall mean all information concerning the Coates Spherical Rotary Valve System disclosed by LICENSOR to LICENSEE, together with all proprietary information, trade secrets, skills and experience, recorded and unrecorded, accumulated from time to time during the term of this Agreement, relating to the Licensed Product and all designs, drawings, specifications and the like, owned by LICENSOR, insofar as the same relate to the Licensed Product.

1.21 - Technical Specifications shall mean the specifications and performance parameters developed by LICENSOR for the Coates Spherical Rotary Valve System.

1.22 - Territory shall mean all of the countries and their territories and possessions in the World except, however, all of the countries and their territories comprising North America, Central America and South America.

ARTICLE II - LICENSES GRANTED

2.1 - Licenses Granted to LICENSEE

Subject to the terms and conditions set forth herein, for a license period equal to the duration of the Patents commencing upon the Payment Date, as defined in Section 5.1 (the "License Period"), unless terminated pursuant to Article VIII, LICENSOR hereby grants to LICENSEE:

(a) Engines. A license, without the right to grant sublicenses to use, sell or franchise to others, throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, to use and sell motorcycles and engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease or otherwise dispose of such motorcycles and engines; and

(b) CSRV Valve Seals. Within the limitations set forth in subsections 2.1(a), a non-exclusive license to use CSRV Valve Seals solely in the manufacture of CSRV Valve Systems for incorporation into motor vehicle engines throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein.

2.2 - Limitation of Licenses Granted. The licenses granted in Section 2.1 are subject to the following:

(a) No license is granted to LICENSEE to make or have made CSRV Valve Seals. It is understood and agreed that one such CSRV Valve Seal shall be used in conjunction with each CSRV Rotary Valve Sphere incorporated in the CSRV Valve System by LICENSEE and only CSRV Valve Seals shall be used in the manufacture, or in the subsequent servicing, of any CSRV Valve System or any internal combustion engine that incorporates the CSRV Valve System, a CSRV Valve Seal or a CSRV Rotary Valve System. As set forth in Section 5.8 of this Agreement, the terms and conditions pursuant to which the LICENSOR shall sell CSRV Valve Seals to the LICENSEE shall be set forth in a separate contract.

(b) No license is granted to LICENSEE with respect to CSRV Valve Systems which are sold, leased or used except under the name and the warranties of LICENSEE. The manufacture and sale of Licensed Products on a subcontract basis, where the name of LICENSEE is not clearly associated with the manufacture of the Licensed Product, is expressly excluded from, and prohibited by, this License.

(c) No license is granted to LICENSEE with respect to any other purpose or use except the Field of Use, including any new vehicle or new engine, the power source for the generation of electrical energy, the pressurization and distribution of natural gas or well gas for commercial use or for private use or for individual homes or for any other purpose, use or application, any truck of any size, motor home, SUV, tractor, farm equipment, motorized or self-propelled equipment, watercraft, marine engines, helicopters, airplanes, rockets,

generators, turbines, compressors, any engine not fueled by gasoline, any power source for any equipment or product other than motor vehicles, such as lawnmowers, Porsche engines, Ford engines, General Motors engines, engines for Ford automobiles, engines for General Motors automobiles, engines for Porsche automobiles and any other engine the rights to which have previously been, or which may subsequently be, the subject of a license agreement between CIL and any third party).

(d) No license is granted to LICENSEE to permit the manufacture or processing of any CSRV Valve System components by a subcontractor except pursuant to the express prior written consent of LICENSOR which the LICENSOR shall not be obligated to grant.

2.3 - Furnishing Know-How and Supporting Services.

LICENSOR will promptly upon execution of this Agreement, furnish to LICENSEE copies of all documents and items comprising the Technical Information and Technical Specifications so that LICENSEE, as its own cost and expense, can create the design and specifications for the Licensed Product.

2.4 - Improvements.

(a) If LICENSOR has heretofore brought about or shall hereafter during the License Period bring about any Improvement to Licensed Products, LICENSOR shall promptly disclose such Improvement to LICENSEE.

(b) If LICENSEE has heretofore brought about or shall hereafter during the License Period bring about any Improvement, LICENSEE shall promptly disclose such Improvement to LICENSOR. If such Improvement appears to be patentable, LICENSOR shall have the first option to file a patent application thereon in LICENSOR's name. The expense of filing, securing and maintaining patent protection on such Improvement shall be borne by LICENSOR. If LICENSOR shall elect not to file any such patent application, then LICENSEE shall have the option to do so in its own name and at its own expense.

(c) LICENSEE agrees to grant and hereby grants to LICENSOR a non-exclusive, royalty-free license, together with the right to grant sublicenses to other licensees of LICENSOR under each of said patent applications and any patents issuing as set forth in subsection 2.4(b).

(d) If LICENSOR receives from another licensee of the Coates Spherical Rotary Valve System a non-exclusive, royalty-free license, together with a right to grant sublicenses for an Improvement, LICENSOR shall promptly inform LICENSEE of such Improvement and shall include such patent applications and/or patents issuing thereon in Attachment 1.15.

2.5 - Patent Markings.

LICENSEE shall mark on an exposed surface of all Licensed Products made pursuant to the authority set forth in this Agreement appropriate patent markings identifying LICENSOR as owner of the patents and/or patent applications. The content, form and language used in such markings shall be in accordance with all applicable laws and shall be approved in advance, in writing, by LICENSOR.

2.6 - Acknowledgement of License.

On all CSRV Valve Systems, LICENSEE shall acknowledge that the same are manufactured under license from LICENSOR. Unless otherwise agreed to by the parties, the following notice shall be used by LICENSEE on an exposed surface of all Licensed Products: "Manufactured under license from Coates International Ltd." Such notice shall also be used in all descriptive materials and instruction and service manuals relating to the Coates Spherical Rotary Valve System.

ARTICLE III - TECHNICAL COOPERATION AND APPROVALS

3.1 - Technical Cooperation.

Upon request by LICENSEE, LICENSOR shall furnish to LICENSEE technical assistance with respect to the design and product engineering of the Coates Spherical Rotary Valve System. Such technical assistance and the compensation that LICENSEE is to pay to LICENSOR will be provided under the terms of a separate engineering contract.

3.2 - Regulatory Approval.

During the License Period, LICENSEE assumes the complete responsibility, at LICENSEE'S sole cost and expense, for obtaining Regulatory Approval, where required, from each Regulatory Authority, for the manufacture, sale and use of the Coates Spherical Rotary Valve System in the Territory.

LICENSOR, at the sole cost and expense of LICENSEE, agrees to provide LICENSEE with all reasonable assistance and cooperation in the preparation and submission of any application for Regulatory Approval.

ARTICLE IV - CONFIDENTIAL INFORMATION

4.1 - LICENSEE shall use all Technical Information and Technical Specifications obtained heretofore or hereafter from LICENSOR for the sole purpose of manufacturing and selling Licensed Products under this Agreement.

4.2 - LICENSE shall hold in confidence any and all Technical Information and Technical Specifications disclosed directly or indirectly to LICENSEE by LICENSOR, under this Agreement except that such obligation does not extend to: (a) Technical Information and Technical Specifications which at the time of the disclosure are in the public domain; (b) Technical Information and Technical Specifications which after disclosure is published or otherwise becomes part of the public domain through no fault of LICENSEE (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (c) Technical Information and Technical Specifications which LICENSEE can prove was in its possession (as evidenced by LICENSEE's written records) at the time of the disclosure and was not acquired, directly or indirectly from LICENSOR or from a third party under an obligation of confidence; and (d) Technical Information and Technical Specifications which LICENSEE can prove was received by it (as evidenced by LICENSEE's written records) after the expiration of the License Period from a third party who did not require LICENSEE to hold such information in confidence and who did not acquire it, directly or indirectly from LICENSOR under an obligation of confidence.

4.3 - LICENSEE shall upon request by LICENSOR, obtain from its officers, employees and other persons having access to Technical Information and Technical Specifications, a duly-binding agreement to maintain such information in confidence by any such person in a form acceptable to LICENSOR.

4.4 - Within thirty (30) days of the expiration of the License Period LICENSEE shall return to LICENSOR all Technical Information and Technical Specifications together with all other confidential information belonging to LICENSOR.

ARTICLE V - PAYMENTS

5.1 - Licensing Fee. In consideration of the rights granted hereunder, LICENSEE shall pay LICENSORS a total Licensing Fee of 2,500,000 common shares of LICENSEE, which 2,500,000 common shares which shall be issued to the LICENSORS as follows: 500,000 shares, to the Coates Trust, 1,000,000 common shares To Gregory G. Coates and 1,000,000 common shares To George J. Coates (the "Licensing Fee"), issuable on the date on which LICENSEE executes this Agreement. The date upon which LICENSEE pays the license fee to LICENSORS shall be referred to as the "Payment Date" for purposes of this Agreement. LICENSORS and LICENSEE acknowledge that the LICENSEE'S common stock issued and delivered pursuant to this Agreement to LICENSORS shall not have any pre-emptive rights of any nature whatsoever and shall be subject to future dilution in the sole and exclusive discretion of LICENSEE for proper corporate purposes.

5.2 - Royalties.

(a) In further consideration for the grant of the License set forth in Article II of this License Agreement, LICENSEE shall pay LICENSOR a royalty for each Manufactured Unit sold in the Territory in the amount of $50.00 per each 1,000 cc. The royalties provided for in this Section 5.2 shall be payable with respect to each Manufactured Unit sold outside the USA and Western Hemisphere.

(b) Except as otherwise specified, the royalty payments required by Section 5.2 shall accrue when a Licensed Product becomes a Manufactured Unit produced by LICENSEE for export..

5.3 - LICENSEE shall pay the royalties accruing during each Payment Computation Period (consisting of each day during each calendar month for each calendar year, including the first and the last day of each calendar month), ten (10) days after the end of such Payment Computation Period and such payment shall be accompanied by a royalty report stating the following:

(a) the number of Manufactured Units of each Licensed Product type manufactured during such Payment Computation Period; and

(b) the amount of the royalty payment due for each such Licensed Product during each such Payment Computation Period, broken down to reflect the derivation of such amount.

5.4 - Mode of Payment. All amounts payable under this Agreement shall be paid in U.S. Dollars in immediately available federal funds.

5.5 - Taxes. Any taxes required to be paid or withheld with respect to amounts payable to LICENSOR under this Agreement shall be deducted at the rates specified by applicable law, regulation or treaty from the amount of the payments due hereunder. LICENSEE for LICENSOR's account shall promptly provide receipts from the relevant government or taxing authority evidencing payment of such taxes.

5.6 - Place of Payment. All payments under this Agreement shall be remitted to LICENSOR at its offices at the address specified in Article XVI.

5.7 - Books and Records. Until five (5) years after the termination of the License Period, LICENSEE shall keep full and accurate books and records setting forth the manufacturing records and the amount of compensation payable with respect to the Manufactured Units of each Licensed Product. LICENSEE shall permit an independent certified public accountant selected by LICENSOR to examine such books and records, upon reasonable notice during working hours, at any time, but not later than two (2) years following the payment in question, for the purpose of verifying the reports, accounting and payments required by this Agreement.

5.8 - Product Prices. Based upon prices, terms and conditions set forth in a separate agreement, LICENSEE shall buy all of the CSRV Valve Seals to be utilized under this Agreement from LICENSOR. LICENSOR agrees to provide LICENSEE with such other subsystems of the Coates Spherical Rotary Valve System as LICENSEE may require, subject to prices, terms and conditions set forth in a separate contract. Prices to LICENSEE shall be competitive to prices charged to other licensees for similar quantities of components or assemblies.

ARTICLE VI - PATENT ENFORCEMENT

6.1 - LICENSEE shall immediately inform LICENSOR of any infringement, potential or actual, of the Patent Rights which may come to LICENSEE's attention. LICENSOR in its sole discretion may, but shall not be obligated to, take whatever steps it deems advisable to terminate any such potential or actual infringement of any of the Patent Rights. If LICENSOR shall elect not to pursue such third party, LICENSEE, at its sole cost and expense and with LICENSOR's approval, may take such action to terminate such infringement, in which event LICENSOR agrees to cooperate with LICENSEE.

ARTICLE VII - REPRESENTATIONS, OBLIGATIONS,

WARRANTIES AND DISCLAIMERS

7.1 - LICENSOR represents and warrants as follows:

(a) All Technical Information delivered prior to the date of the execution hereof has been, and all Technical Information delivered hereafter will be, to the best of LICENSOR's knowledge, substantially accurate and complete with respect to material matters.

(b) LICENSOR is the rightful owner of the Patent Rights and has the exclusive right to license all of the Patent Rights, and all such Patent Rights pertaining to the CSRV Valve System under LICENSOR's control and possession are set forth in Attachment 1.15.

(c) LICENSOR has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(d) LICENSOR shall not compete with LICENSEE at any time in the Territory only with respect to the Field of Use.

(e) LICENSOR is a duly organized, validly existing corporation of the State of Delaware and its corporate charter has never been revoked or suspended.

7.2 - LICENSEE represents and warrants as follows:

(a) LICENSEE has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(b) LICENSEE is a duly organized, validly existing corporation of the State of Delaware operating in the state of New Jersey and its authority to operate as a corporation has never been revoked or suspended.

(c) LICENSEE has the financial capability to pay the consideration that is required by Article V.

7.3 - Obligations of LICENSEE. LICENSEE will:

(a) execute all such tasks as may be necessary to bring about the speedy sale and use of Licensed Products consistent with good business practice;

(b) ensure that all steps within its power are undertaken with all reasonable speed to ensure that Licensed Products sold by LICENSEE comply with all relevant governmental regulations in the Territory; and

(c) make or have made Licensed Products in a professional and workmanlike manner to meet general engineering standards.

7.4 - Limitation of LICENSOR's Warranties.

(a) Nothing contained in this Agreement shall be construed as a warranty or representation by LICENSOR as to the validity or scope of any patent included in the Patent Rights. Furthermore, no warranty or representation is made by LICENSOR that the manufacture, use or sale or other disposition by LICENSEE of Licensed Products will be free of infringement of any patent or other rights of persons not a party hereto. LICENSOR shall not be obliged to defend, indemnify or hold LICENSEE harmless against suit, claim, demand or action based on actual or alleged infringement of any patent or other rights belonging to persons not a party to this Agreement. Any such suit, claim, demand or action based on actual or alleged infringement by LICENSEE shall not relieve LICENSEE from the performance of its obligations hereunder.

(b) LICENSOR makes no representations, extends no warranties of any kind, express or implied, and assumes no responsibility whatsoever with respect to the use, sale or other disposition by LICENSEE or its vendees or other transferees of products incorporating, or made by use of, Patent Rights, Technical Information and/or Technical Specifications furnished under this Agreement.

7.5 - Indemnification and Insurance.

(a) LICENSEE shall indemnify and hold LICENSOR harmless from and against any and all expenses (including attorneys fees and costs), claims, demands, liabilities or money judgments for death or bodily injury arising from the testing, manufacturing, sale or use of any Licensed Product by LICENSEE, or its vendees or transferees; provided, however, that LICENSEE shall give LICENSOR notice as soon as practicable of any claim or action to which the foregoing provisions apply. LICENSOR shall have the right, but not the obligation, to participate in any compromise, settlement or defense of any such claim or action.

(b) LICENSEE for the benefit of LICENSOR shall secure product liability insurance and comprehensive general liability insurance coverage designating LICENSOR as a named insured, for bodily injury and property damage, with a combined single limit coverage of not less than $10,000,000.00, from a recognized insurance company qualified to do business in the State of New Jersey that is acceptable to LICENSOR. As proof of insurance coverage, LICENSEE shall, within thirty (30) days of the Payment Date, provide a certificate of fully paid insurance, naming LICENSOR as an insured party, for LICENSOR's approval, to be effective before LICENSEE makes, uses or sells any Licensed Product. Such insurance shall be maintained throughout the term of this License Agreement, and at all times LICENSEE shall ensure that LICENSOR is provided with a copy of the effective certificate of insurance.

(c) Each of the parties hereto shall indemnify and save harmless the other of, from and against any losses, damages and expenses (including legal fees and costs) which the other may suffer or incur by reason of a breach of any agreement, representation or warranty set forth in this Agreement.

(d) The provisions of Section 7.5 shall survive the termination or expiration of this Agreement.

ARTICLE VIII - DURATION AND TERMINATION

8.1 - Subject to the provisions of Section 8.3, all rights and obligations under this Agreement shall expire upon the expiration of the last to expire patent comprising the Patent Rights and any Improvement Patent added thereto.

8.2 - If either LICENSEE or LICENSOR commits a material breach of any provision of this Agreement, and such breach is not cured within thirty (30) days after the date on which a written notice of breach is sent to the breaching party, the non-breaching party shall have the right to terminate this Agreement upon ten (10) days further written notice.

8.3 - This Agreement shall terminate effective immediately upon:

(a) The filing by LICENSEE of an involuntary petition in bankruptcy, the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator for LICENSEE in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings, or the winding up or liquidation of its affairs, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of sixty (60) consecutive days; or

(b) The consent by LICENSEE to the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or relating to LICENSEE, or relating to substantially all of its property, or if LICENSEE shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any application insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

8.4 - Termination shall not release either LICENSEE or LICENSOR from any obligation arising prior to such termination or any requirement pursuant to Article VII.

8.5 - In the event of any termination of this Agreement, other than because of LICENSEE's default, LICENSEE shall be entitled to fill orders for Licensed Products already received and to make and to use and/or to sell Licensed Products for which commitments to customers have been made at the time of such termination, subject to the payment of applicable royalties.

8.6 - Any termination of this Agreement shall be without prejudice as to any obligation of either party to the other accruing prior to or at such termination. Applicable royalties shall be payable under Section 5.2 of Article V with respect to sales of all Licensed Products which were manufactured for export or were in the course of being manufactured prior to such termination or for which LICENSEE had accepted orders prior to such termination.

8.7 - The provisions of Article IV shall survive the termination or expiration of this Agreement.

ARTICLE IX - WAIVER

9.1 - No provision of this Agreement shall be deemed to have been modified by any acts of LICENSOR, its agents or employees, or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by both parties. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

ARTICLE X - LIMITATIONS OF RIGHTS AND AUTHORITY

10.1 - No right or title whatsoever in the Patent Rights, Licensed Products, Technical Specifications or Technical Information is granted by LICENSOR to LICENSEE, or shall be taken or assumed by LICENSEE, except as is specifically set forth or granted in this Agreement.

10.2 - Neither party shall in any respect whatsoever be taken to be the partner, agent or representative of the other party and neither party shall have any authority to assume any obligation for the other party or to commit the other party in any way.

10.3 - Neither party shall at any time heretofore or hereafter publicly state nor imply that the terms and conditions specified herein, or that the relationship between LICENSOR and LICENSEE, are in any way different from those specifically set forth in this Agreement. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all promotional material relating to this Agreement and to Licensed Products.

ARTICLE XI - FORCE MAJEURE

11.1 - Neither LICENSOR nor LICENSEE shall be liable for the failure to perform or delay in performing obligations set forth in this Agreement and neither LICENSOR nor LICENSEE shall be deemed in breach of its obligations to the extent, and for so long as, such failure or delay or breach is due to natural disaster or any cause reasonably beyond the control of LICENSOR or LICENSEE. Either LICENSOR or LICENSEE desiring to invoke this Article shall notify the other party promptly of such desire and shall use reasonable efforts to resume performance of its obligations as soon as is reasonably possible. However, if performance by either LICENSOR or LICENSEE becomes impossible for more than one consecutive twelve (12) month period by reason thereof, this Agreement will be terminated upon either party giving thirty (30) days' advance written notice.

ARTICLE XII - INJUNCTIVE RELIEF FOR BREACH;

SEVERABILITY AND ENFORCEABILITY

12.1 - LICENSEE agrees that LICENSOR may not be adequately compensated by damages at law for a breach or threatened breach by LICENSEE of any of the provisions of Articles II, IV and XIII and sections 7.4 and 17.2 of this Agreement, and that LICENSOR shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies.

12.2 - Each of the covenants contained in this Agreement shall be construed as separate covenants, and if any court of last resort shall determine that any such covenants are too broad as to the area, activity or time set forth therein, said area, activity or time shall be deemed reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time, without limiting the scope or enforceability of the remaining provisions of those sections.

12.3 - If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by law, then, and in such an event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all other respects, will remain in force.

12.4 - It is specifically agreed that no provision in any manner violative of the anti-trust laws of the United States of America or other governmental authority within the Territory as now or hereafter enacted or construed, is intended to be or will be considered to be incorporated into this Agreement or will be binding upon the parties.

ARTICLE XIII - LIMITATION OF ASSIGNMENT BY LICENSEE

13.1 - The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it, either in part or in whole, without prior written consent of LICENSOR, which may be denied, withheld or conditioned by LICENSOR in its sole discretion. However, LICENSEE shall have the right to transfer and assign its rights, duties and privileges under this Agreement in connection with its merger or consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall have agreed with LICENSOR to perform all of the transferring party's obligations and duties hereunder.

ARTICLE XIV - GOVERNING LAW

14.1 - This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey and each party hereby submits to the exclusive jurisdiction of any state or federal court located in the State of New Jersey in the event of any claims arising under this Agreement.

ARTICLE XV - ENTIRE AGREEMENT

15.1 - This Agreement sets forth the entire agreement and understanding by and between LICENSOR and LICENSEE as to the subject matter hereof and has priority over all documents, verbal consents and understandings made before the execution of this Agreement, and none of the terms of this Agreement shall be amended or modified except in a written document signed by LICENSOR and LICENSEE.

15.2 - In the event of an inconsistency between any of the terms of this Agreement and any translation thereof into another language, the English language version shall control.

ARTICLE XVI - NOTICES

16.1 - Any notice, consent or approval required under this Agreement shall be in English and in writing, and shall be delivered to the following addresses (a) personally by hand, (b) by certified mail, postage prepaid, with return receipt requested, or (c) by telefax, confirmed by such certified mail:

If to LICENSEE:

COATES MOTORCYCLE COMPANY, LTD.

2100 Highway #34 & Ridgewood Road

Wall Township, New Jersey 07719-9738

If to LICENSORS:

Mr. GEORGE J. COATES & GREGORY G. COATES

1811 MURRAY DRIVE

WALL TOWNSHIP, NEW JERSEY O7719

AND

THE COATES TRUST

KATHERINA COURT

101 EAST HILL PLACE

MARKET STREET NORTH

NASSAU, THE BAHAMAS

All notices shall be deemed effective upon the date delivered. If either party desires to change the address to which notice is sent to such party, it shall so notify the other party in writing in accordance with the foregoing.

ARTICLE XVII - MISCELLANEOUS

17.1 - Headings and References. Headings in this Agreement are included herein for ease of reference only and have no legal effect. References herein to Sections or Attachments are to Sections and Attachments to this Agreement, unless expressly stated otherwise.

17.2 - Restriction on Disclosure of Terms and Provisions.

(a) This Agreement shall be distributed solely to:

(i) those personnel of LICENSOR and LICENSEE who shall have a need to know its contents;

(ii) those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement;

(iii) those persons, if any, whose knowledge of its contents is essential in order to permit LICENSEE or LICENSOR to place or maintain or secure benefits under policies of insurance; or

(iv) as may be required by law, regulation or judicial order.

(b) In the event disclosure is required by law, regulation or judicial order, the disclosing party shall request that any disclosure be kept secret and shall attempt to minimize disclosure of the financial terms of this Agreement. Any party may publicly announce the existence of this Agreement, the manner in which the parties shall operate, and the areas of responsibility of each party. Except as legally required, no party may disclose the amount of payments or royalty rates without the consent of the other party. The parties will consult with each other prior to any press release relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written above in duplicate by their duly authorized representatives.

LICENSORS:

ATTEST: THE COATES TRUST

________________________ By: __/s/ George J. Coates______________

Secretary

WITNESS: GEORGE J. COATES

__/s/ Shirley Naidel_________ __/s/ George J. Coates_________________

George J. Coates

WITNESS: GREGORY G. COATES

__/s/ Shirley Naidel_________ __/s/ Gregory G. Coates________________ Gregory G. Coates

ATTEST: LICENSEE:

COATES MOTORCYCLE COMPANY, LTD.

__/s/ Shirley Naidel_________ By:__/s/ Gregory G. Coates_____________

Gregory G. Coates, President

ATTACHMENT 1.15

PATENTS AND PATENT APPLICATIONS

Date Date

US Patent No. Application Filed of Patent

4,989,576 (Mark I) July 26,1982 February 5,1991

4,953,527 (Mark II) November 14,1998 September 4,1990

4,989,558 (Mark II) September 14,1998 February 5, 1991

4,944,261 (Mark IIB) October 16,1989 July 31,1990

4,976,232 (Valve Seal) December 6,1989 December 11,1990

5,109,814 (Spherical Valve) May 10,1991 May 5,1992

5,361,739 (Mark III) May 12,1993 November 8,1994

5,048,979 (Self-Adjusting

Bearing Assembly) June 13, 1990 September 17, 1991

5,601,405 (Valve Apparatus

for Steam Turbines) August 14, 1995 February 11, 1997

6,008,710 (Magnetic Inductor

Water Conditioner) May 17, 1999 December 28, 1999

6,308,676B1 (Cooling System

for Rotary Valve Engine) September 8, 2000 October 30, 2001

6,293,098B1 (Methods &

Apparatus for Joining

Pressurized Exhaust

Manifold Sections) August 29, 2000 September 25, 2001

In addition to the foregoing issued patents, the following U.S. patent applications are pending to obtain protection for further inventions covering:

Application No. Description

10/074311 Improved Valve Seals for Rotary Valve Engine

PCT/USO1/26872 Cooling Assembly for Spherical Rotary Valve Engine

10/336,896 Rotary Valve & Valve Seal Assembly

10/313,540 Improved Spherical Rotary Intake Valve

10/287,419 Piston Head for Internal Combustion Engine

235-0035 Piston Head for Diesel Engine

235-034 Bearing Assembly

20010023 Mark IIIB (Divisional Spheres)

ATTACHMENT 1.15

PATENTS AND PATENT APPLICATIONS -CONTINUED:

The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong King, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Exhibit 23.1

CONSENT OF COMPANY'S INDEPENDENT AUDITORS, ROSENBERG RICH BAKER BERMAN & COMPANY

The Board of Directors

Coates Motorcycle Information Systems, Inc. and Subsidiaries

As independent public accountants, we hereby consent to the inclusion in the Form SB-2 Registration Statement of Coates Motorcycle Company, Ltd., filed with the Commission on or about September 25, 2003, of our report dated September 18, 2003 on the Unaudited Interim Financial Statements of Coates Motorcycle Company, Ltd. for the period January 1, 2003 through June 30, 2003, and to all references to our Firm included in this Registration Statement.

/s/Rosenberg Rich Baker Berman & Company

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

September 23, 2003

EXHIBIT 23.2

CONSENT OF JOSEPH J. TOMASEK, ESQ. INCLUDED IN EXHIBIT 5.1